QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TITAN MACHINERY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TITAN MACHINERY INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Titan Machinery Inc. will be held at 8:00 a.m., Central Time, on June 4, 2020, at the Crowne Plaza West, 3131 Campus Drive, Plymouth, Minnesota 55441 for the following purposes:

1.	To elect two directors each for a three-year term.

2.	To conduct an advisory vote on a non-binding resolution to approve the compensation of our named executive officers.

3.	To ratify the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending January 31, 2021.

4.	To approve the Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 13, 2020 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting or any adjournment or postponement thereof.
Your vote is important. You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mail as described in the Notice of Internet Availability, first sent to stockholders on or about April 24, 2020, containing instructions on how to access our proxy materials.
Important Notice Regarding the Availability of Proxy Materials for the Upcoming Annual Meeting of Stockholders To Be Held on June 4, 2020: The Proxy Statement, Proxy Card, and Annual Report on Form 10-K are available in the Investor Relations section of the Titan Machinery Inc. website at http://www.titanmachinery.com.
We currently intend to hold the Annual Meeting in person. However, we are actively monitoring the coronavirus, or COVID-19, pandemic and are sensitive to the public health and travel concerns that our stockholders may have, as well as protocols that federal, state, and local governments may impose. As a result, we may impose additional procedures or limitations on meeting attendees. In addition, if it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include switching to a virtual-only meeting format, or changing the time, date or location of the Annual Meeting. Any such change will be announced via press release, which will be posted on the investor relations section of the Titan Machinery Inc. website, and the filing of additional proxy materials with the Securities and Exchange Commission.

BY ORDER OF THE BOARD OF DIRECTORS

David J. Meyer Board Chair and Chief Executive Officer
West Fargo, North Dakota
April 24, 2020

TITAN MACHINERY INC.
Annual Meeting of Stockholders
June 4, 2020

PROXY STATEMENT

INTRODUCTION
Your proxy is solicited by the Board of Directors (the "Board") of Titan Machinery Inc. ("we," "us," "our," or the "Company") for our Annual Meeting of Stockholders to be held at 8:00 a.m., Central Time, on June 4, 2020 (the "Annual Meeting"), at the location and for the purposes set forth in the Notice of Annual Meeting of Stockholders, and at any adjournment or postponement thereof. The proposals to be voted on at the Annual Meeting are described in this Proxy Statement.
The mailing address of our principal executive offices is Titan Machinery Inc., 644 East Beaton Drive, West Fargo, North Dakota 58078. We expect that this Proxy Statement, the related Proxy Card, and the Notice of Annual Meeting of Stockholders will first be made available to our stockholders on or about April 24, 2020.
GENERAL INFORMATION

Purpose of the Annual Meeting	At the Annual Meeting, our stockholders will act upon the following proposals outlined in the Notice of Annual Meeting of Stockholders:
Proposal 1 - Election of Directors
Proposal 2 - Advisory Vote to Approve the Compensation of our Named Executive Officers
Proposal 3 - Ratification of Independent Registered Public Accounting Firm
Proposal 4 - Approval of the Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan
Following this, management of the Company will give a business update. Management will be available to respond to appropriate questions from stockholders.

What is a Proxy?
It is your legal designation of another person to vote the stock you own in the manner you direct. That other person is called a proxy. You may designate someone as your proxy in a written document, typically with a proxy card. We have authorized members of our senior management designated by the Board and named in your proxy card to represent you and to vote your shares as instructed. The proxies also may vote your shares at any adjournments or postponements of the Annual Meeting.

What is a Proxy Statement?	It is a document we give you when we are soliciting your designation of a proxy pursuant to Securities and Exchange Commission ("SEC") rules and regulations.

How is the Company distributing the proxy materials?
This year, to expedite delivery, reduce costs and decrease the environmental impact of our proxy materials, we are using for the first time an SEC rule that allows us to furnish proxy materials primarily over the internet instead of mailing paper copies of those materials to each stockholder. As a result, beginning on or about April 24, 2020, we sent to stockholders a Notice of
Internet Availability (the “Notice”) containing instructions on how to access our proxy materials, including this Proxy Statement, over the Internet. If you receive the Notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions in the
Notice. The Notice is not a proxy card that can be submitted to vote your shares. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the Internet or by telephone.

Stockholder of Record	If your shares were registered in your name with our transfer agent as of the record date, April 13, 2020, you are a stockholder of record with respect to those shares.

Shares held in "Street Name"
If you hold your shares in an account at a bank or broker, then you are the beneficial owner of shares held in "street name." Your bank or broker is considered the stockholder of record for purposes of voting at the Annual Meeting, but you, as the beneficial owner, have the right to direct your bank or broker on how to vote the shares held in your account at the Annual Meeting.

Number of Shares Required to be Present to Hold the Annual Meeting
In order to conduct the Annual Meeting, holders of a majority of the shares outstanding and entitled to vote as of the close of business on the record date, April 13, 2020, must be present in person or by proxy. This constitutes a quorum. Your shares are counted as present if you attend the Annual Meeting and vote in person, or if you vote by proxy. Shares represented by proxies that include abstentions and broker non-votes (described below) will be counted as present for purposes of establishing a quorum. If a quorum is not present, we will adjourn the Annual Meeting until a quorum is obtained.

Proxy Solicitation and Cost
The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding that material to beneficial owners and record holders of the Company's common stock ("Common Stock"), will be borne by the Company. Directors, officers and employees of the Company may, without compensation other than their regular remuneration, solicit proxy votes personally or by telephone.

VOTING INFORMATION

Voting Methods
Shares Held of Record. All stockholders of record may vote by telephone, internet, or mail as described in the Notice or may vote in person at the Annual Meeting.

Shares Held In Street Name. If your shares are held in "street name" you must instruct the record holder of your shares (i.e., your broker or bank) in order to vote. If your shares are held in "street name" and you want to attend the meeting and vote in person, you must obtain a legal proxy document from the record holder of your shares and bring it to the Annual Meeting.

Revoking Your Proxy or Changing Your Vote
Any stockholder giving a proxy designation may revoke it at any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Corporate Secretary of the Company, at 644 East Beaton Drive, West Fargo, ND 58078, or by attending and voting at the Annual Meeting.

Proposal 1 - Election of Directors (page 8)
The Board has nominated two candidates for election to our Board. On the vote to elect directors, stockholders may:
•
Vote FOR one or more of the nominees; or
•
WITHHOLD votes as to one or more of the nominees.

Directors will be elected by a plurality of the votes of stockholders present in person or represented by proxy at the annual meeting. This means that the two nominees who receive the greatest number of "FOR" votes cast will be elected as directors. If you "WITHHOLD" authority to vote with respect to any director nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee.

The Board recommends that stockholders vote FOR the election of each nominee.

Proposal 2 - Advisory Vote to Approve the Compensation of our Named Executive Officers (page 27)
The Board is holding a non-binding advisory vote to approve the compensation of our named executive officers (commonly referred to as the "Say-on-Pay Vote"). Stockholders may:
•
Vote FOR the proposal;
•
Vote AGAINST the proposal; or
•
ABSTAIN from voting on the proposal.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to approve Proposal 2.

An "ABSTAIN" vote has the same effect as an "AGAINST" vote on Proposal 2.

Your vote on Proposal 2 is a non-binding advisory vote to approve the compensation of our named executive officers (as defined below under "Compensation Discussion and Analysis"). The Board will consider the results of this advisory vote when considering future executive compensation decisions, but it will not be binding.

The Board recommends that stockholders vote FOR the approval of the compensation of our named executive officers.

Proposal 3 - Ratification of Independent Registered Public Accounting Firm (page 29)
The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021. The Board is seeking stockholder ratification of this appointment. On the vote to ratify the appointment of Deloitte & Touche LLP, stockholders may:
•
Vote FOR the proposal;
•
Vote AGAINST the proposal; or
•
ABSTAIN from voting on the proposal.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to approve Proposal 3.

An "ABSTAIN" vote has the same effect as an "AGAINST" vote on Proposal 3.

The Board recommends that stockholders vote FOR ratification of the selection of Deloitte & Touche LLP.

Proposal 4 - Approval of the Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan (page 30)
On the vote to approve the Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan, stockholders may:
•
Vote FOR the proposal;
•
Vote AGAINST the proposal; or
•
ABSTAIN from voting on the proposal.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to approve Proposal 4.

An "ABSTAIN" vote has the same effect as an "AGAINST" vote on Proposal 4.

The Board recommends that stockholders vote FOR approval of the Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan.

What if I do not specify a choice for a matter when returning a proxy?
Stockholders should specify their choice for each proposal on their proxy card. If no specific voting instructions are given, proxies that are signed and returned will be voted as follows:
•
FOR the election of all director nominees;
•
FOR the advisory approval of the compensation of our named executive officers;
•
FOR the ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm; and
•
FOR approval of the Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan.

Broker Non-Votes
A "broker non-vote" occurs when a broker has not received voting instructions from the beneficial owners of shares held in street name, and the broker does not have, or declines to exercise, discretionary authority to vote those shares. Brokers generally have authority to vote on "routine matters," as determined by applicable self-regulatory organizations governing that broker. Only Proposal 3, the ratification of an independent registered public accounting firm, is considered to be a "routine matter."

"Broker non-votes" have the following effect:
•
Your shares will be counted as present for the purposes of determining whether there is a quorum at the Annual Meeting.
•
Your shares will not be counted as votes FOR or WITHHOLD authority for the election of the director nominees at the Annual Meeting.
•
Your shares will not be counted as votes FOR, AGAINST, or ABSTAIN on Proposal 2 ("Say-on-Pay Vote"), Proposal 3 ("Ratification of Auditor") or Proposal 4 (Approval of the Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan), as applicable.

OUTSTANDING SHARES AND VOTING RIGHTS
The Board has fixed April 13, 2020 as the record date for determining stockholders entitled to vote at the Annual Meeting. Persons who were not stockholders at the close of business on such date will not be allowed to vote at the Annual Meeting. There were 22,315,952 shares of Common Stock issued and outstanding at the close of business on April 13, 2020. Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. No holders of any capital stock of the Company are entitled to cumulative voting rights.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
The following table sets forth, as of April 13, 2020, information regarding beneficial ownership of our Common Stock by:

•	Each person known to us to beneficially own 5% or more of our Common Stock;

•
Each executive officer (as that term is defined under the rules and regulations of the SEC) named in the Summary Compensation Table on page 22, who are collectively referred to herein as our "named executive officers";

•	Each of our directors (including nominees); and

•	All of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to the shares of Common Stock set forth opposite the stockholder's name. We have calculated the percentage of Common Stock owned based on 22,315,952 shares of Common Stock outstanding on April 13, 2020. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Titan Machinery Inc., 644 East Beaton Drive, West Fargo, North Dakota 58078.

Name of Beneficial Owner	Number	Percent of Class
5% Beneficial Owners:
Dimensional Fund Advisors LP	1,839,452	8.24%
Building One
6300 Bee Cave Road
Austin, TX 78746 (1)
BlackRock, Inc.	1,463,167	6.56%
55 East 52nd Street
New York, NY 10055 (2)

Names of Named Executive Officers and Directors/Nominees:
David Meyer (3)	2,862,864	12.83%
Mark Kalvoda (4)	148,563	*
Bryan Knutson (5)	28,315	*
Tony Christianson (6)	285,642	1.28%
Stanley Dardis (7)	35,719	*
Stanley Erickson (8)	24,893	*
Christine Hamilton (9)	9,300	*
John Henderson (10)	13,591	*
Jody Horner (11)	23,080	*
Richard Mack (12)	23,626	*
All executive officers and directors/nominees as a group (10 persons) (13)	3,455,593	15.48%
* Less than one percent.

(1)
This information is based on the Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP ("Dimensional") on February 12, 2020. Dimensional, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (the “Dimensional Funds”). In its role as investment advisor, sub-advisor or manager, Dimensional may possess investment and/or voting power over the securities of the Company that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of Common Stock held by the Dimensional Funds. However, Dimensional reports that all such Common Stock is owned by the Dimensional Funds and disclaims beneficial ownership of such Common Stock.

(2)
This information is based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 6, 2020. BlackRock, Inc., as parent company of various subsidiaries listed in the Schedule 13G/A, may be deemed to beneficially own the shares held by such subsidiaries.

(3)	Includes 2,200,000 shares held by the Meyer Family Investment Limited Partnership, over which Mr. Meyer has shared voting and investment control.

(4)	Includes 57,837 restricted shares held by Mr. Kalvoda that are subject to risk of forfeiture.

(5)	Includes 28,315 restricted shares held by Mr. Knutson that are subject to risk of forfeiture.

(6)
Includes 243,566 shares beneficially owned by Adam Smith Companies, LLC. Mr. Christianson may be deemed to share beneficial ownership of shares held beneficially by Adam Smith Companies, LLC by virtue of his status as a controlling owner of this entity. Mr. Christianson expressly disclaims beneficial ownership of any shares held by Adam Smith Companies, LLC, except to the extent of his pecuniary interest in such entity. Also includes 4,361 restricted shares held by Mr. Christianson that are subject to risk of forfeiture.

(7)	Includes 1,500 shares held by Mr. Dardis' revocable living trust. Also includes 4,361 restricted shares held by Mr. Dardis that are subject to risk of forfeiture.

(8)	Includes 4,361 restricted shares held by Mr. Erickson that are subject to risk of forfeiture.

(9)	Includes 4,361 restricted shares held by Ms. Hamilton that are subject to risk of forfeiture.

(10)	Includes 4,361 restricted shares held by Mr. Henderson that are subject to risk of forfeiture.

(11)	Includes 4,361 restricted shares held by Ms. Horner that are subject to risk of forfeiture.

(12)	Includes 4,361 restricted shares held by Mr. Mack that are subject to risk of forfeiture.

(13)	Includes 116,679 restricted shares held by our executive officers and directors that are subject to risk of forfeiture.

BOARD OF DIRECTORS
The Board consists of three classes of directors which classes are as of the date of this Proxy Statement composed of three Class II directors who hold office until the 2021 Annual Meeting; two Class III directors who hold office until the 2022 Annual Meeting; and three Class I directors who hold office until the 2020 Annual Meeting or, in all cases, until their successors are elected and qualified. The Governance/Nominating Committee has recommended, and the Board has approved that the number of Class I directors be reduced from three (3) to two (2) and the total number of directors be set at eight (8), which changes are to become effective as of the Annual Meeting.
The Governance/Nominating Committee has recommended, and the Board has approved, Tony Christianson and Christine Hamilton as director nominees for the two Class I director positions to be elected at the 2020 Annual Meeting.
The following information states the principal occupations for at least the past five years of the 2020 nominees and the remaining directors whose terms will continue beyond the Annual Meeting:

2020 Nominees Upon election, these Directors will Hold Office Until the 2023 Annual Meeting	Age	Position/Committee Membership/Biography

Tony Christianson	67	Director

Mr. Christianson has been a director of Titan Machinery since January 2003. Since 1981, Mr. Christianson has been the Chairman of Cherry Tree Companies, an affiliated group of investment banking and wealth management firms in Minneapolis, Minnesota. Mr. Christianson served as a director of the following public companies during the last 5 years: AmeriPride, Inc. and Arctic Cat, Inc. Mr. Christianson also currently serves as managing partner of Adam Smith Companies, LCC, a holding company with investments in several companies, and as a director of MetaFarms, a SAS provider of information management for animal protein production. Among other attributes, skills and qualifications, the Board believes that Mr. Christianson is uniquely qualified to serve as a director based on his experience in the financial services and investment industries, as well as his experience as a public and private company director, which provides the Board with a seasoned view on financing, investment, acquisition and operating strategies, public company regulatory compliance issues, and investor relations.

Christine Hamilton	64	Director; Compensation Committee; Governance/Nominating Committee

Ms. Hamilton has been a director of Titan Machinery since March 1, 2018. Ms. Hamilton is the co-owner and managing partner of Christiansen Land and Cattle, Ltd., a large diversified farming and ranching operation in central South Dakota, and is also the co-owner of Dakota Packing, Inc., a wholesale meat distribution business. Ms. Hamilton is a former director for the Federal Reserve Bank, Ninth District, located in Minneapolis, Minnesota, and is a director of SAB Biotherapeutics, a privately-held biopharmaceutical company. Among other attributes, skills and qualifications, the Board believes that Ms. Hamilton is uniquely qualified to serve as a director based on her extensive experience in the agri-business sector and in management roles and her knowledge of operating strategies and priorities and challenges facing our customers in the agri-business sector.

Directors Who Hold Office Until the 2021 Annual Meeting	Age	Position/Committee Membership/Biography
Stan Erickson	69	Director; Audit Committee; Compensation Committee

Mr. Erickson has been a director of Titan Machinery since March 1, 2017. Mr. Erickson currently serves as the President and Chief Executive Officer of Liberty Capital, Inc., which provides capital and investment services. Mr. Erickson co-founded Liberty Capital in 2013 after retiring from a 32 year career at ZieglerCat Inc. Prior to his retirement, Mr. Erickson most recently served as President and Chief Operating Officer of ZieglerCat. Mr. Erickson currently serves on the board of directors of Electromed, Inc., where he serves as chair of the audit committee and a member of the nominating and governance committee. Mr. Erickson is a veteran of the United States Marine Corps. Among other attributes, skills and qualifications, the Board believes that Mr. Erickson is uniquely qualified to serve as a director based on his experience in the equipment industry, as well as his experience as a public company director, which provides the Board with a seasoned view on financing, investment, acquisition and operating strategies, public company regulatory compliance issues, and investor relations.

Jody Horner	58	Director; Chair of Compensation Committee; Governance/Nominating Committee

Ms. Horner has been a director of Titan Machinery since August 1, 2015. In February 2015, Ms. Horner was appointed President of Midland University, a private liberal arts college located in Fremont, Nebraska. Prior to joining Midland University, Ms. Horner spent over 30 years at Cargill, Inc., holding several leadership positions including President of Cargill Meat Solutions, President of Cargill Case Ready, President of Cargill Salt, Vice President - Corporate Global Diversity, and Vice President - Human Resources. At Cargill, Ms. Horner was a member of several corporate committees including the Global Business Conduct & Ethics Committee and the Global Enterprise Process, Data and Technology Committee. Among other attributes, skills and qualifications, the Board believes Ms. Horner is uniquely qualified to serve as a director based on her 30 years of experience in leadership positions and her knowledge of financial matters, operating strategies, agri-business markets, and human resources.

Richard Mack	52	Director; Chair of Audit Committee

Mr. Mack has been a director of Titan Machinery since June 4, 2015. From June 2014 through his retirement in January 2018, Mr. Mack served as Executive Vice President and Chief Financial Officer for The Mosaic Company, a leading international producer and marketer of phosphate and potash crop nutrients. Prior to that, Mr. Mack held the position of Senior Vice President, General Counsel and Corporate Secretary for Mosaic from the date of its initial public offering in 2004 until his promotion to Executive Vice President in 2009. In the decade prior to Mosaic's formation, he served in various legal capacities at Cargill, Inc., and was a founding executive of Mosaic and Cargill Ventures. Mr. Mack was also the founder of the Streamsong Resort, which is owned by Mosaic. Mr. Mack currently serves as a director and audit committee chair of Anuvia Plant Nutrient Holdings, LLC, which is a privately-held crop nutrient company. Among other attributes, skills and qualifications, the Board believes that Mr. Mack is uniquely qualified to serve as a director based on his experience as a public company executive, his familiarity with public company finance, financial statements, and capital markets, and his knowledge of corporate governance, agri-business markets, mergers and acquisitions, operating strategies, and international business.

Directors Who Hold Office Until the 2022 Annual Meeting	Age	Position/Committee Membership/Biography
Stan Dardis	70	Lead Independent Director

Mr. Dardis has been a director of Titan Machinery since October 1, 2010. From 1998 to his retirement in 2010, Mr. Dardis served as Chief Executive Officer and Director of Bremer Financial Corporation, a bank holding company composed of nine bank subsidiaries, a trust company, and an insurance company, headquartered in St. Paul, Minnesota. Among other attributes, skills and qualifications, the Board believes that Mr. Dardis is uniquely qualified to serve as a director based on his experience in the financial services and investment industries, as well as his experience as a public and private company director, which provides the Board with a seasoned view of financing, investment, acquisition and operating strategies, public company regulatory compliance issues, and investor relations.

David Meyer	67	Board Chair and Chief Executive Officer

Mr. Meyer is our Board Chair and Chief Executive Officer. Mr. Meyer worked for JI Case Company in 1975. From 1976 to 1980, Mr. Meyer was a partner in a Case/New Holland Dealership with locations in Lisbon, North Dakota and Wahpeton, North Dakota. In 1980, Mr. Meyer, along with a partner, founded Titan Machinery Inc. Mr. Meyer has served on both the Case CE and CaseIH Agriculture Dealer Advisory Boards. Mr. Meyer is the past chairman and past board member of the North Dakota Implement Dealers Association. Among other attributes, skills and qualifications, the Board believes that Mr. Meyer is uniquely qualified to serve as a director and the Board's Chair because he is the person most familiar with the Company's history, business and industry, and is capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.

ELECTION OF DIRECTORS
(PROPOSAL 1)
2020 Director Nominees
The Governance/Nominating Committee recommended to the Board that the following persons be nominated and elected as directors at the Annual Meeting, which persons were then formally nominated by the Board:

Tony Christianson
Christine Hamilton
The nominees are currently Class I Directors whose terms expire at the upcoming 2020 Annual Meeting. Each of the nominees has consented to being named as a nominee. If elected, each nominee will serve a three-year term until the 2023 Annual Meeting or until his or her successor is elected and qualified. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies that are returned and signed will be voted for the nominee designated by the Board to fill the vacancy.
THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL 1.

NON-EMPLOYEE DIRECTOR COMPENSATION
Our non-employee directors receive cash and restricted stock awards as compensation for their service as directors pursuant to our Non-Employee Director Compensation Plan which, in fiscal 2020, was as follows:

	Cash Retainer ($)	Restricted Stock Awards ($)
Compensation for each non-employee director	50,000	70,000
Additional cash retainers:
Audit Committee Chair	25,000
Compensation Committee Chair	10,000
Governance/Nominating Committee Chair	10,000
Lead Independent Director	15,000
We also reimburse our non-employee directors for reasonable expenses incurred in connection with their service as directors. The restricted stock awards are granted on the date of the annual meeting of stockholders each year, and vest on the date of the next annual meeting of stockholders. Directors who are appointed to the Board during the year receive a prorated cash retainer and restricted stock award, the equity component of which is granted on the director's effective start date and has the same vesting date as awards to full-year directors. Directors who terminate service as a director during the year also receive a prorated cash retainer, however, any unvested restricted stock is forfeited, unless the reason for termination of service is death, in which case the restricted stock award immediately vests.
The following table provides compensation information for our non-employee directors during fiscal 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Tony Christianson	50,000	70,000	120,000
Bradley Crews (2)	959		959
Stan Dardis	65,000	70,000	135,000
Stan Erickson	50,000	70,000	120,000
Christine Hamilton	50,000	70,000	120,000
John Henderson	60,000	70,000	130,000
Jody Horner	60,000	70,000	130,000
Richard Mack	75,000	70,000	145,000

(1)
These amounts represent the grant date fair value for each grant awarded in fiscal 2020, valued in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 718, Compensation—Stock Compensation. Each director received an award of 4,361 restricted shares based on the $16.05 closing price for our Common Stock on the grant date of June 6, 2019.

(2)	Pro rata cash compensation for Mr. Crews who stepped down from the Board of Directors effective February 7, 2019.
STOCK OWNERSHIP AND RETENTION GUIDELINES
Stock Ownership Guidelines
In order to align the interests of senior officers and directors of the Company with the interests of our stockholders and to promote our commitment to sound corporate governance, in March 2018, our Compensation Committee adopted stock ownership guidelines for senior officers and directors of the Company (the “Stock Ownership Guidelines”). The Stock Ownership Guidelines require that the officers of the Company listed below must hold the following dollar value of our Common Stock during the duration of their employment with the Company:

•Chief Executive Officer - 3x annual base salary

•Chief Financial Officer - 2x annual base salary

•Chief Operating Officer and all other executive leadership team members - 50% of annual base salary

In addition, the Stock Ownership Guidelines require that each non-employee director of the Company must hold shares of Common Stock with a dollar value equal to four times the annual cash retainer paid to non-employee directors (excluding, for purposes of this calculation, any cash retainer paid to a non-employee director for purposes of serving as the lead independent director or as a committee chair). Also, to further align director and stockholder interests, our restricted stock award agreements with our non-employee directors require that the restricted stock received thereunder must be held by the non-employee director and not sold during his or her term of service as a director.
For purposes of measuring compliance with the Stock Ownership Guidelines, shares of Common Stock owned directly or indirectly by the officer or director or his or her immediate family members residing in the same household and unvested time-based restricted stock are considered “owned” shares. Shares underlying unexercised stock options, unvested performance-based restricted stock and unvested restricted stock units do not count towards satisfying the Stock Ownership Guidelines requirements. The Compensation Committee reviews and reports to the Board on an annual basis regarding the stock ownership levels of our senior officers and directors. In connection with receipt and consideration of such reports, the Board expects to see meaningful progress towards the achievement of the Stock Ownership Guidelines as compared to ownership by our senior officers and directors as of the date of the previous report.
Each of the officer and director of the Company subject to the Stock Ownership Guidelines is afforded a reasonable period of time to achieve these minimum ownership levels.
Trading Restrictions and Hedging Policy
Our insider trading policy prohibits our directors and officers from trading our securities on a short-term basis and requires that any of our Common Stock purchased in the open market be held for a minimum of six months. This policy also requires that directors and officers not "pledge" or "sell short" our Common Stock or buy or sell put or call options on our Common Stock. In addition, pursuant to this policy, we also prohibit directors, officers and employees from engaging in any speculative transactions or hedging transactions with respect to Company securities, including forward sale or purchase contracts, equity swaps, collars and exchange funds.

CORPORATE GOVERNANCE
Board Leadership Structure
David J. Meyer serves in the combined role of Board Chair and Chief Executive Officer. The Board believes that this combined role is in the best interests of the Company and its stockholders for the reasons discussed below.
Mr. Meyer possesses unique familiarity with the Company's history, business and industry, making him most capable of effectively leading discussions among directors of diverse backgrounds and experience regarding the Company's operations and strategy. As the Chief Executive Officer, Mr. Meyer has responsibility for overseeing the Company’s day-to-day operations and must continually possess a comprehensive knowledge of the Company’s business, including the Company’s opportunities and challenges. Mr. Meyer is in the best position to prioritize the Board's agenda items, to identify issues to bring to the Board, and to lead the development of the Board’s strategic plans. We feel that certain other practices initiated by the Board secure independent oversight of management without the need to separate the roles of Chief Executive Officer and Board Chair. These include our appointment of a Lead Independent Director, our policy requiring that all members of our standing committees are independent, and our policy that the independent directors of the Board and the committees of the Board hold regular executive sessions outside the presence of the Chief Executive Officer and other management.
Stan Dardis, an independent director, was selected by the Board to continue to serve as the Lead Independent Director during fiscal 2020. The Lead Independent Director has the responsibility of presiding at all executive sessions of the Board, consulting with the Board Chair and Chief Executive Officer on Board and committee meeting agendas, maintaining frequent contact with the Board Chair and Chief Executive Officer, advising the Board Chair and Chief Executive Officer on the efficiency of the Board meetings, and facilitating teamwork and communication among the non-employee directors and management.

Independence
Our Board has determined that seven of our eight current directors are independent directors, as defined by Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market. The seven independent directors are: Tony Christianson, Stan Dardis, Stan Erickson, Christine Hamilton, John Henderson, Jody Horner, and Richard Mack. In making this determination, the Board considered the analysis and recommendations of the Governance/Nominating Committee, as well as any related person transactions and other relationships with the Company. In addition, during his term of service on the Board until February 7, 2019, the Board had determined that Bradley Crews was also an independent director, as defined by Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market.
Code of Ethics and Business Conduct
In December 2018, the Board approved an updated Code of Ethics and Business Conduct that applies to all employees, directors, consultants and officers, including the principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Ethics and Business Conduct addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Code of Ethics and Business Conduct is available under "Corporate Governance" on the "Investor Relations" page of the Company's website at www.titanmachinery.com. The Company intends to include on its website at www.titanmachinery.com any amendment to, or waiver from, a provision of its Code of Ethics and Business Conduct that applies to the principal executive officer, principal financial officer, principal accounting officer or controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of SEC Regulation S-K.
Board's Role in Risk Oversight
Our enterprise risk management program identifies, prioritizes and monitors risks inherent in the operation of our business and the implementation of our business plan. The Board oversees this enterprise risk management program. In addition to the Board's oversight, each standing committee of the Board oversees the management of enterprise risks that fall within that committee's scope of responsibility. In performing these oversight functions, the Board and each committee have full access to management, as well as the ability to engage advisors. As appropriate, each committee reports back to the full Board on its respective review of applicable enterprise risks. Further, management reports directly to the Board and its committees on a semi-annual basis regarding the implementation of the enterprise risk management program.
Stockholder Communications with the Board of Directors
Stockholders may communicate directly with the Board of Directors. All communications should be directed to the Company's Corporate Secretary at the address below:
Titan Machinery Inc. Board of Directors
Attention: Corporate Secretary
644 East Beaton Drive
West Fargo, North Dakota 58078
The communication should prominently indicate on the outside of the envelope the director or directors to whom it is directed. The Company's Corporate Secretary will forward the communications to all specified directors or, if no directors are specified, to the entire Board.
Directors' Attendance at Annual Meetings
Directors' attendance at annual meetings of stockholders can provide stockholders with an opportunity to communicate with directors about issues affecting the Company. The Board's policy is that, subject to unavoidable personal or business conflicts, directors shall attend stockholders meetings. All of our directors attended the Annual Meeting of Stockholders held on June 6, 2019.
Board and Committees Meetings
During fiscal 2020, the Board held ten meetings. The directors also participate in periodic telephonic conference calls with management for the purpose of reviewing updates on financial performance and business operations. The independent directors met in executive session at least quarterly during fiscal 2020. When appropriate, the Board takes formal action by written consent of all directors, in accordance with the Company's Certificate of Incorporation, Bylaws and the General Corporation Law of the State of Delaware.
Our Board has three standing committees: the Audit Committee, the Compensation Committee, and the Governance/Nominating Committee. Members of such committees met formally and informally from time to time throughout fiscal 2020 on committee matters.

During fiscal 2020, all directors attended 75% or more of the aggregate number of meetings of the Board and of committees of which each respective director was a member.
Committee Membership
The following table sets forth the membership of each of the Company's committees during fiscal 2020.

Audit Committee	Governance/Nominating Committee	Compensation Committee
Richard Mack (Chair)	John Henderson (Chair)	Jody Horner (Chair)
Stan Erickson	Christine Hamilton	Stan Erickson
John Henderson	Jody Horner	Christine Hamilton
Audit Committee
The Audit Committee acts pursuant to a written charter. The charter, which is reviewed annually by the Audit Committee, may be amended upon approval of the Board. The Audit Committee charter is available under "Corporate Governance" on the "Investor Relations" page of our website at www.titanmachinery.com. Among other matters, our Audit Committee:

•	assists the Board in fulfilling its oversight responsibility to our stockholders and other constituents with respect to the integrity of our financial statements;

•
appoints and has oversight over our independent auditors, approves the compensation of our independent auditors, reviews the independence and the experience and qualifications of our independent auditors' lead partner, and pre-approves the engagement of our independent auditors for audit and permitted non-audit services;

•	meets with the independent auditors and reviews the scope and significant findings of audits and meets with management and internal financial personnel regarding these findings;

•	reviews the performance of our independent auditors;

•
discusses with management, the manager of internal audit, and our independent auditors the adequacy and effectiveness of our financial and accounting controls, practices and procedures, the activities and recommendations of our auditors and our reporting policies and practices, and makes recommendations to the Board for approval;

•
establishes procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	prepares the audit committee report required by the SEC rules to be included in our annual proxy statement.
Our independent auditors, internal audit director, and management have regular contact with our Audit Committee. The Audit Committee regularly reports to our Board regarding its actions, decisions and recommendations.
Our Board of Directors determined that the following members who served on the Audit Committee in fiscal 2020 qualified as an "audit committee financial expert" (as defined under the SEC rules): Stan Erickson, John Henderson, and Richard Mack. Each member of our Audit Committee satisfies the Nasdaq Stock Market independence standards and the independence standards of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. Each member of our Audit Committee possesses the financial qualifications required of Audit Committee members set forth in the Nasdaq Stock Market listing rules.
The Audit Committee met eight times in fiscal 2020.
Governance/Nominating Committee
The Governance/Nominating Committee acts pursuant to a written charter. The charter, which is reviewed annually by the Governance/Nominating Committee, may be amended upon approval of the Board. The Governance/Nominating Committee charter is available under "Corporate Governance" on the "Investor Relations" page of our website at www.titanmachinery.com.
Our Governance/Nominating Committee makes recommendations to our Board regarding candidates for directorships, the size and composition of our Board of Directors, and the organization and membership of our committees. In addition, our Governance/Nominating Committee oversees our Code of Ethics and Business Conduct, related party transactions, and other governance policies and matters. The Governance/Nominating Committee regularly reports to the Board regarding its actions, decisions and recommendations.
The Governance/Nominating Committee will review director nominees proposed by stockholders. Stockholders may recommend a nominee to be considered by the Governance/Nominating Committee by submitting a written proposal to the Chair of the Board of Directors at Titan Machinery Inc., 644 East Beaton Drive, West Fargo, North Dakota 58078. A consent signed by the proposed nominee agreeing to be considered as a director should accompany the written proposal. The proposal should include the name and address of the nominee, in addition to the qualifications and experience of said nominee. Please see the section below entitled "Stockholder Proposals" with regard to timing requirements for nominations made directly by a stockholder for consideration at an annual meeting of stockholders.
When selecting candidates for recommendation to the Board, the Governance/Nominating Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, a candidate should have certain minimum qualifications, including the ability to read and understand basic financial statements, familiarity with our business and industry, high moral character and mature judgment, and the ability to work collegially with others. In addition, factors such as the following are also considered:

•	appropriate size and diversity of the Board;

•	needs of the Board with respect to particular talent and experience;

•	knowledge, skills and experience of a nominee;

•	legal and regulatory requirements;

•	appreciation of the relationship of our business to the changing needs of society; and

•	desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.
The Governance/Nominating Committee does not have a formal diversity policy at this time; however, as stated above, the Governance/Nominating Committee seeks to nominate candidates with a diverse range of knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board.
Each member of the Governance/Nominating Committee satisfies the Nasdaq Stock Market independence standards.
The Governance/Nominating Committee met four times in fiscal 2020.
Compensation Committee
The Compensation Committee acts pursuant to a written charter. The charter, which is reviewed annually by the Compensation Committee, may be amended by approval of the Board. The Compensation Committee charter is available under "Corporate Governance" on the "Investor Relations" page of our website at www.titanmachinery.com.
The primary duties and responsibilities of the Compensation Committee include the following:

•
develop and periodically review with management the Company's philosophy of compensation, taking into consideration enhancement of stockholder value and the fair and equitable compensation of all employees;

•
review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, Chief Financial Officer and other executive officers, evaluate the performance of these officers in light of those goals and objectives, and set the compensation of these officers based on such evaluations;

•	determine and approve equity awards to directors and employees made pursuant to the Company's equity incentive plans;

•	develop, recommend to the Board, review and administer senior management compensation policy and plans, including incentive plans, benefits and perquisites;

•	develop, recommend, review and administer compensation plans for non-employee directors;

•	annually consider the relationship between the Company's strategic and operating plans and the various compensation plans for which the Committee is responsible;

•	periodically review with management, and advise the Board with respect to, employee deferred compensation plans;

•	periodically review with management and advise the Board with respect to employee benefits;

•	conduct periodic compensation risk assessments, as further discussed below; and

•
review and discuss with management the Compensation Discussion and Analysis required by SEC rules. Based on such review and discussion, the Committee determines whether to recommend to the full Board that the Compensation Discussion and Analysis be included in the annual report or proxy statement.

Our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and other senior executives do not participate in the Compensation Committee's deliberations or decisions regarding their own compensation. The Compensation Committee regularly reports to the Board regarding its actions, decisions and recommendations.
The Compensation Committee has conducted a risk assessment of our employee compensation programs, including our executive compensation programs. The Compensation Committee has concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incent executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Each member of the Compensation Committee satisfies the Nasdaq Stock Market independence standards.
The Compensation Committee met four times in fiscal 2020.
Sustainability
Our mission at Titan Machinery is to serve the farmers and contractors who feed and build our world. This mission requires that we focus on environmental, social and governance (ESG) issues and other sustainability matters. As a cornerstone of this focus, we believe that investing in our employees and partnering closely with suppliers powerfully enables customer value creation, and that supporting our local communities and protecting our environment supports this value creation. Creating value for customers generates stockholder value over the long run. This means that we focus our sustainability efforts on Our People, Our Environment and Our Community. We demonstrate this focus by:

•	Supporting an inclusive and diverse workforce that is reflective of the communities in which we work and live and a work environment where people are growing their strengths and abilities.

•
Conducting operations and activities in a manner that provides and maintains safe and healthy working conditions. We launched the “Titan Safe” awareness program in early 2020 to heighten the focus of our employees on the need to use of personal protective equipment to prevent injuries.

•	Focusing on energy conservation and seeking to responsibly reduce greenhouse gas emissions from our stores, other facilities and rolling fleet of service trucks.

•
Partnering with CNH Industrial, which is an original equipment manufacturer that has been at the forefront of sustainable product innovation, to introduce advanced precision solutions to our customers in order to allow them to maximize their acreage yields and minimize time spent using machinery.

•
Contributing to our local communities by providing financial and volunteer support for various regional and local charitable organizations, non-profits and other community programs across our wide footprint. In 2019, we implemented a paid volunteer time policy to encourage all employees to give two days of service on behalf of the Company.

We expect to continue to expand our sustainability efforts in fiscal year 2021. We recognize the importance of ESG and sustainability considerations and are focused on conducting our business in a sound and socially responsible manner. For more information on our commitment to sustainability matters, please visit the Investor Relations section of Titan Machinery Inc. website at http://www.titanmachinery.com.

COMPENSATION DISCUSSION AND ANALYSIS
In the following Compensation Discussion and Analysis, we describe the material elements of the compensation awarded to, earned by or paid to David J. Meyer, our Chief Executive Officer, Mark Kalvoda, our Chief Financial Officer and Bryan Knutson, our Chief Operating Officer. In this Proxy Statement, we refer to Messrs. Meyer, Kalvoda and Knutson as our "named executive officers."
Executive Summary
Executive Compensation Overview for Fiscal 2020

•
In fiscal 2020, Mr. Meyer, consistent with his actions for the past few years, elected not to receive any equity awards and also elected not to participate in the annual performance cash bonus program.

•	In fiscal 2020, Messrs. Kalvoda and Knutson each received a portion of the targeted annual performance bonus based upon achievement of two of the three performance objectives.

•	In fiscal 2020, we engaged Aon Hewett ("Aon") to perform a market compensation study and to make recommendations on changes to our peer group.

•
We compared our compensation program and the compensation of our named executive officers with our peer group, and concluded that our current executive compensation program is reasonable and appropriate.

•	We believe that our executive compensation program properly aligns the interests of our named executive officers with the interests of our stockholders.
We are committed to considering our stockholders' views on executive compensation
We receive direct feedback from stockholders on our compensation programs through the advisory vote on the compensation paid to our named executive officers (commonly known as a "say-on-pay vote"). We hold the say-on-pay vote at each annual meeting of stockholders. At our 2019 Annual Meeting of Stockholders, the say-on-pay proposal received 98.35% approval from the shares present in person or represented by proxy at the meeting and entitled to vote on the matter, which we believe indicates strong stockholder support for our approach to executive compensation. Our Compensation Committee will continue to monitor our stockholders' views with respect to our executive compensation practices and take those views into account when making decisions regarding executive compensation.
Compensation Philosophy
We recognize that top talent is valuable to the Company and our stakeholders, and our compensation programs need to be structured in a way that allows us to attract, motivate and retain leaders who help us achieve our objectives. The primary objectives of our executive compensation programs are stated as follows:

•	attracting qualified and talented executives who can provide the appropriate leadership to our Company;

•	retaining executives who have the critical skills necessary to achieve our strategic and operational objectives; and

•	motivating our executives to drive outstanding Company performance.

We believe that the achievement of these stated objectives, through well-designed compensation programs, serve the long-term interests of our investors and other stakeholders.

The following principles guide the design of our compensation programs:

Guiding Principle	Titan Philosophy / Approach
Pay for performance
Our compensation programs are designed to align executive compensation with the Company’s overall performance and business strategy. The design of our short-term and long-term compensation programs is driven by business objectives and performance measures that we believe provide a direct link to the creation of stockholder value. We support a pay for performance philosophy by significantly emphasizing variable or at-risk compensation in the overall executive compensation program.

Alignment with stockholders
Our long-term incentives are delivered in the form of equity to provide executives with a direct interest in the performance of our stock. We have adopted and implemented stock ownership guidelines for our executives which reinforce this principle.

Provide leadership stability and continuity	Our compensation programs are designed to reward commitment of our executives to our Company. We recognize that the stability of the leadership team enhances our business.
Be competitive	We conduct market pay analyses to ensure the compensation we pay our executives is competitive in terms of the elements and mix of pay, program design and resulting actual levels of pay.
Reflect factors of role and individual performance
We use the information from market pay analyses and apply it to the individual situation of each of our executives to ensure we are compensating for the executive’s level of responsibility and the executive’s skills and performance in that role.

Compensation Program Design
Our compensation programs consist of the following forms of compensation: base salary, annual performance cash bonus, long-term incentives, and limited perquisites and benefits.

•	Base Salary - Base salary is the fixed element of each executive’s cash compensation. Base salary aids in attracting and retaining talented executives.

•
Annual Incentive Plan - The annual incentive plan provides for annual cash awards to eligible employees based on achievement of financial performance goals relating to a specific fiscal year. The annual incentive plan motivates participating executives to achieve financial performance goals by making their cash awards variable and dependent upon the Company’s annual financial performance.

•
Long-Term Equity Awards - The Company provides long-term incentives consisting of equity awards, which may be time-based or performance-based. These awards are designed to motivate executives to focus on creating stockholder value over the longer term. These long-term awards also aid in the retention of our executives.

Our Compensation Committee engages in an ongoing review of the design of our compensation programs to evaluate whether they remain consistent with our compensation philosophy and reflect what the Compensation Committee believes to be best practices among our peer group and the broader market.
Fiscal 2020 Executive Compensation as Compared to our Peer Group
In fiscal 2020, the Compensation Committee performed a peer group-analysis of the target total direct compensation of our named executive officers, consisting of base salary, annual performance cash bonus, and the grant date fair value of restricted stock equity awards. The results of the peer group analyses are considered important by the Compensation Committee. However, the Compensation Committee does not target compensation at a particular benchmark of the peer group analysis or otherwise make any determination of, or change to, compensation in reaction to market data alone. Rather, the Compensation Committee uses this information as one of several considerations to make its judgments and determinations of appropriate compensation levels.
In connection with the Compensation Committee's analysis, in fiscal 2020, the Compensation Committee engaged the services of Aon as its independent compensation consultant. In connection with this engagement, the Compensation Committee determined that, based upon an assessment of the factors described in the listing standards for the Nasdaq Stock Market, Aon was independent and that the engagement of Aon did not present any conflicts of interest. In fiscal 2020, Aon performed the following services for the Compensation Committee:

•	Assessed and presented recommendations to the Compensation Committee on updating the Company's peer group;

•	Conducted market analyses and benchmarking on the Company's existing executive compensation program using the updated peer group and advised the Compensation Committee regarding the same;

•	Analyzed and benchmarked the Company's severance practices for executives; and

•	Conducted a market analysis and competitive assessment of the Company's director compensation program relative to the updated peer group and advised the Compensation Committee regarding the same.
Role of Compensation Committee and Named Executive Officers in Setting Compensation
Our Compensation Committee sets the compensation for our named executive officers. The named executive officers do not make recommendations or participate in the discussions and decisions respecting their own compensation. Mr. Meyer provides input to the Compensation Committee on compensation for the other named executive officers, as appropriate.
Consideration of Tax and Accounting Implications
In setting executive officer compensation, we are generally aware of the tax implications under Sections 162(m) and 409A of the Internal Revenue Code and compensation expense charges under ASC 718, Compensation Stock-Compensation, and we may consider these factors when making future compensation decisions. Section 162(m) of the Internal Revenue Code generally imposes a $1 million cap on the deductibility of compensation paid to certain executive officers of a publicly held corporation during a year. Since the enactment of the Tax Cuts and Jobs Act, the executive officers to whom Section 162(m) applies include our Chief Executive Officer and Chief Financial Officer, the next three most highly compensated executive officers, and any employee who was a “covered employee” for any preceding taxable year beginning after December 31, 2016. Further, the Tax Cuts and Jobs Act eliminated the “qualified performance-based compensation” exception to Section 162(m). Thus, it is expected that compensation deductions for any covered employee will be subject to a $1 million annual deduction limit (other than for certain compensation that satisfies requirements to be grandfathered under the new law). Although the deductibility of compensation is a consideration evaluated by the Compensation Committee, the Compensation Committee may determine to award compensation to a covered employee that is not deductible under Section 162(m), as the Compensation Committee deems appropriate. However, our deductions for executive compensation have not historically been materially impacted by Section 162(m).
Peer Group
As described above, the Compensation Committee engaged Aon as our independent compensation consultant to assess and update the Company's peer group for compensation benchmarking purposes at the beginning of fiscal 2020. The Company’s executive officers did not participate in the selection of the companies for inclusion in the peer group.
The Compensation Committee asked Aon to develop a peer group by considering companies that:

•	were compatible with the Company’s compensation strategy;

•	were an accurate reflection of the typical external labor market;

•	were consistent with the Company’s size and complexity of operations; and

•	could be easily described to external constituents.
Based on these considerations, the updated peer group for the Company is as follows:

Aircastle Limited	MarineMax, Inc.
Alamo Group, Inc.	McGrath RentCorp
Applied Industrial Technologies, Inc.	Monro, Inc.
Cervus Equipment Corporation	Rocky Mountain Dealerships, Inc.
DXP Enterprises, Inc.	Rush Enterprises, Inc.
GATX Corporation	Toromont Industries Ltd.
H&E Equipment Services, Inc.	Tractor Supply Company
Herc Holdings Inc.	Triton International Limited
Lindsay Corporation

Asbury Automotive Group, Inc., Finning International, Inc., Lithia Motors, Inc., Rent-A-Center, Inc., Strongco Corporation, and United Rentals, Inc. were removed from our previous peer group.
Executive Compensation Components for Fiscal 2020
The principal elements of our executive compensation program for fiscal 2020 were:

•	Base Salary;

•	Annual Performance Cash Bonus;

•	Long-Term Equity Incentive Awards; and

•	Perquisites and Other Benefits.
In allocating compensation across these elements, the Compensation Committee does not follow any strict policy or guidelines. However, consistent with the general compensation objectives and philosophies outlined above, the Compensation Committee sought to place a meaningful percentage of an executive's compensation at risk, subject to achievement of specific performance objectives and long-term equity value creation.
Base Salary
Base salary provides executives with a fixed, regular, non-contingent earnings stream. Our goal is to provide competitive base salaries to our named executive officers in recognition of their job responsibilities. In addition to competitive data, we consider individual work experience, leadership, time in position, performance of our Company (based upon achievement of financial goals and strategic initiatives), and job performance of each named executive officer. As a result of the Compensation Committee's evaluation of these factors, the Compensation Committee may adjust base salaries to better align an individual's base salary with comparative market compensation, to provide merit increases based upon individual or Company achievement, or to account for changes in roles and responsibilities. The Compensation Committee reviews each named executive officer's base salary following the close of each fiscal year.
During fiscal 2020, the annual base salary for Mr. Meyer was $475,000, Mr. Kalvoda was $385,000 and Mr. Knutson was $360,000.
Annual Performance Cash Bonus
We establish competitive annual performance cash bonus opportunities for our named executive officers that motivate attainment of, and link annual cash compensation to, the achievement of the annual financial performance objectives of the business. The annual performance bonus is paid in cash.
For the annual cash bonus plan, our Compensation Committee establishes the financial performance categories for the fiscal year, and the percentage of the eligible bonus allocated to each of the categories. The performance categories for the fiscal 2020 annual cash bonus plan were:
1. Adjusted Pre-Tax Income: Calculated as GAAP pre-tax income before executive cash incentive expense and adjusted to exclude the pre-tax income impact from gains or losses that occur outside of the ordinary course of our business, which, for purposes of fiscal 2020, were the accelerated depreciation associated with our JDE software, ERP expenses related to our E-Emphasys implementation, and impairment charges.
    2. Return on Assets ("ROA"): Calculated as Adjusted Pre-Tax Income (see above) divided by our average monthly total assets.
3. Total Revenue: The Company's GAAP total revenue from its statement of operations.
    The percentage of the eligible bonus amount allocated to each of the financial performance categories for our fiscal 2020 cash bonus plan was as follows:

Financial Performance Category	% Allocation of Eligible Bonus Amount
Adjusted Pre-Tax Income	40%
Return on Assets	30%
Total Revenue	30%
For each performance category, the Compensation Committee determines the threshold, target, and maximum goals, and the payout percentage at each goal. For fiscal 2020, the payout percentages were 20% at threshold, 100% at target, and 200% at maximum. The target goal (100% payout) is the Company's budgeted number, the threshold goal (20% payout) is 80% of target for Return on Assets and 90% of target for Adjusted Pre-Tax Income and Total Revenue, and the maximum goal (200% payout) is 150% of target for Return on Assets and 125% of target for Adjusted Pre-Tax Income and Total Revenue. If the threshold goal is not satisfied for any financial performance category, then no bonus is payable for that category. If actual performance by the Company for any financial performance category exceeds the threshold, then the percentage payout for that category is calculated proportionately based on where the actual performance falls within the range between the threshold and target goals or the range between the target and maximum goals, as applicable (the calculated percentage payout, based on actual performance for the year, is referred to below as the "bonus payout percentage").
Under Mr. Kalvoda's employment agreement, he was eligible to earn a cash bonus for fiscal 2020 ranging from 0% to 150% of his annual base salary, with a target of 75% of his annual base salary or $288,750 (75% X $385,000). Under the terms of the annual performance cash bonus opportunity established for Mr. Knutson, he was eligible to earn a cash bonus for fiscal 2020 ranging from 0% to 150% of his annual base salary, with a target of 75% of his annual base salary or $270,000 (75% X $360,000).
For each of the three financial performance categories, the cash bonus earned by the executive is calculated as follows: [the dollar amount of the target bonus for the executive - $288,750 for Mr. Kalvoda and $270,000 for Mr. Knutson] X [% of the eligible bonus amount allocated to the financial performance category - i.e., 40% for Adjusted Pre-Tax Income, 30% for ROA, and 30% for Total Revenue] X [the bonus payout percentage for the category (0% to 200%), based on actual results]. The cash bonus paid to the executive is equal to the sum total of the bonus amounts earned for each financial performance category.
As described above, Mr. Meyer elected to not participate in the fiscal 2020 annual cash bonus plan, and accordingly he did not earn a cash bonus.
Under the fiscal 2020 cash bonus plan, Mr. Kalvoda earned a bonus of $101,126, as described below.

	Percent of Base Salary Eligible for Cash Bonus	Eligible Max Cash Bonus Amount	Bonus Earned	Bonus Earned as a % of Maximum
Mark Kalvoda	150%	$577,500	$101,126	17.5%
Under the fiscal 2020 cash bonus plan, Mr. Knutson earned a bonus of $94,559, as described below.

	Percent of Base Salary Eligible for Cash Bonus	Eligible Max Cash Bonus Amount	Bonus Earned	Bonus Earned as a % of Maximum
Bryan Knutson	150%	$540,000	$94,559	17.5%
The threshold, target and maximum goals, the applicable bonus payout percentages at these goal levels, and the bonus calculation for each financial performance category are stated below:
1.Adjusted Pre-Tax Income (40%)
The goals and bonus payout percentage at each goal level are stated below:

	Adjusted Pre-Tax Income Goals	Payout Percentages
Threshold	$26,124,706	20%
Target	$29,027,451	100%
Maximum	$36,284,314	200%
Our fiscal 2020 Adjusted Pre-Tax Income (Loss) was $25,590,938, which was below the threshold goal. Therefore, neither Mr. Kalvoda nor Mr. Knutson received a cash bonus attributable to the Adjusted Pre-Tax Income prong of our fiscal 2020 annual cash bonus plan.
2.    Return on Assets (30%)
The goals and bonus payout percentage at each goal level are stated below:

	Return on Assets	Payout Percentages
Threshold	2.51%	20%
Target	3.14%	100%
Maximum	4.71%	200%
Our fiscal 2020 Return on Assets was 2.61%, resulting in a bonus payout percentage of 32.90%. The bonus payout percentage is determined linearly between the payout percentage of 20% (at threshold goal of 2.51%) and the payout percentage of 100% (at target goal of 3.14%).

Mr. Kalvoda earned a bonus of $28,500 for this financial performance category, calculated as follows: $288,750 [target bonus] X 30% [weight for the performance category] X 32.90% [bonus payout percentage].
Mr. Knutson earned a bonus of $26,649 for this financial performance category, calculated as follows: $270,000 [target bonus] X 30% [weight for the performance category] X 32.90% [bonus payout percentage].
3.    Total Revenue (30%)
The goals and bonus payout percentage at each goal level are stated below:

	Total Revenue Goals	Percentage Payout
Threshold	$1,198,877,467	20%
Target	$1,332,086,074	100%
Maximum	$1,665,107,593	200%
Our total revenue was $1,305,171,058, resulting in a bonus payout percentage of 83.84% under the Total Revenue prong of our fiscal 2020 annual cash bonus plan. The bonus payout percentage is determined linearly between the payout percentage of 20% (at threshold goal of $1,198,877,467) and the payout percentage of 100% (at target goal of $1,332,086,074).
Mr. Kalvoda earned a bonus of $72,626 for this financial performance category, calculated as follows: $288,750 [target bonus] X 30% [weight for the performance category] X 83.84% [bonus payout percentage].
Mr. Knutson earned a bonus of $67,910 for this financial performance category, calculated as follows: $270,000 [target bonus] X 30% [weight for the performance category] X 83.84% [bonus payout percentage].
Long-Term Equity Incentive Awards
Under the terms of Mr. Meyer's current employment agreement, he was entitled to receive an equity incentive award on June 3, 2019 in an amount determined by dividing his annual base salary in effect on the date of grant by the closing sale price of the Common Stock on that date, under such terms as determined by the Compensation Committee. Mr. Meyer declined the award for fiscal 2020.
Under the terms of Mr. Kalvoda's employment agreement, he received an equity incentive award on June 3, 2019 in an amount determined by dividing his annual base salary in effect on the date of grant by the closing sale price of the Common Stock on that date, under such terms as recommended by the Chief Executive Officer and approved by the Compensation Committee. On June 3, 2019, Mr. Kalvoda received an award of 23,151 shares of restricted stock with a grant date value of $385,001 (23,151 shares at $16.63 per share, the closing price of our Common Stock on June 3, 2019). One-fourth of Mr. Kalvoda's 2019 restricted stock award vests on each of April 1, 2020, 2021, 2022, and 2023, respectively.
Mr. Knutson received an award of 18,040 shares of restricted stock with a grant date value of $300,005 (18,040 shares at $16.63 per share, the closing price of our Common Stock on June 3, 2019). One-fourth of Mr. Knutson's 2019 restricted stock award vests on each of April 1, 2020, 2021, 2022, and 2023, respectively.
All awards of restricted stock were made under our 2014 Equity Incentive Plan, which is administered by our Compensation Committee. Consistent with our compensation philosophies related to performance based compensation, long-term stockholder value creation and alignment of our management's interests with those of our stockholders, we may make future awards of long-term compensation in the form of stock options, restricted stock units, or restricted stock awards to our named executive officers and other key employees. In the future, we may from time to time make one-time awards to recognize promotion or consistent long-term contribution, or for specific incentive purposes. We may also make awards in connection with the hiring of new employees.
Perquisites and Other Benefits
We offer only limited perquisites to our named executive officers. All of our named executive officers are eligible for insurance, paid time off, 401(k) Company match and other benefits at the same levels provided to all of our full-time employees.
Employment Agreements
We have written employment agreements with David Meyer to serve as our Chief Executive Officer, Mark Kalvoda to serve as our Chief Financial Officer, and Bryan Knutson to serve as our Chief Operating Officer.
Mr. Meyer’s current employment agreement has a rolling three-year term with automatic annual one-year extensions (running from February 1 through January 31), subject to earlier termination, as described below. Pursuant to the agreement, Mr. Meyer is entitled to be paid a base salary of $500,000 per year, subject to annual review and adjustment by our Compensation Committee. For fiscal 2020, Mr. Meyer agreed to a 5% reduction in his base salary. Pursuant to the agreement,

Mr. Meyer is also eligible for an annual performance cash bonus of up to 200% of his base salary pursuant to terms, conditions and annual objectives established by our Compensation Committee, as further discussed above under "Annual Performance Cash Bonus." The agreement also provides for yearly equity incentive awards in a dollar amount equal to his base salary, as further discussed above under "Long-Term Equity Incentive Awards," pursuant to terms, conditions and annual objectives established by our Compensation Committee. In fiscal 2020, Mr. Meyer, consistent with his actions for the past three years, elected not to receive any equity awards and also elected to not participate in the annual performance cash bonus program. Mr. Meyer is eligible to participate in any employee benefit plans and programs generally available to our employees.
Mr. Kalvoda’s current employment agreement has a rolling three-year term with automatic annual one-year extensions (running from February 1 through January 31), subject to earlier termination, as described below. Pursuant to the agreement, Mr. Kalvoda is paid a base salary as established by, and subject to annual review and adjustment, by our Compensation Committee. As of January 31, 2020, Mr. Kalvoda's base salary was $385,000 per year. Mr. Kalvoda is also eligible for an annual performance cash bonus of up to 150% of his base salary pursuant to terms, conditions and annual objectives established by the Compensation Committee. The agreement also provides for yearly equity incentive awards in a dollar amount equal to his base salary, as further discussed above under "Long-Term Equity Incentive Awards," pursuant to terms, conditions and annual objectives established by our Compensation Committee. Mr. Kalvoda is eligible to participate in any employee benefit plans and programs generally available to our employees.
Mr. Knutson’s current employment agreement has a rolling three-year term with automatic annual one-year extensions (running from February 1 through January 31), subject to earlier termination, as described below. Pursuant to the agreement, Mr. Knutson is paid a base salary as established by, and subject to annual review and adjustment, by our Compensation Committee. As of January 31, 2020, Mr. Knutson's base salary was $360,000 per year. Mr. Knutson is also eligible for an annual cash bonus and equity incentive award pursuant to terms, conditions and annual objectives established by the Compensation Committee. Mr. Knutson is eligible to participate in any employee benefit plans and programs generally available to our employees.
    The employment agreements with Messrs. Meyer, Kalvoda, and Knutson each contain a restrictive covenant prohibiting them from owning, operating or being employed by competing agricultural or construction equipment stores during their employment with us and for a period of 24 months following termination of their employment with us. Each agreement is terminable by either us or Messrs. Meyer, Kalvoda, and Knutson, as applicable, at any time upon 60 days written notice for any reason, or immediately by us for cause. Each of the employment agreements for Mr. Meyer, Mr. Kalvoda, and Mr. Knutson include severance payment provisions in the event of termination of employment. See "Potential Payments upon Termination or Change-In-Control" for additional information regarding these severance payment provisions.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on this review and discussion with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020.

Members of the Compensation Committee
Jody Horner (Chair)
Stan Erickson
Christine Hamilton
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of our Compensation Committee members was an officer or employee of the Company during fiscal 2020, has formerly been an officer of the Company, or has or had any related party transaction relationship with our Company of a type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during fiscal 2020.

EXECUTIVE COMPENSATION
Summary Compensation Table for Fiscal 2020
The table below sets forth certain information regarding compensation earned during the last three fiscal years by the Company's named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
David Meyer, Chief Executive Officer (5)	2020	475,000	—	—	8,400	483,400
	2019	475,000	—	—	8,250	483,250
	2018	475,000	—	—	8,100	483,100
Mark Kalvoda, Chief Financial Officer	2020	381,667	385,001	101,126	8,193	875,987
	2019	366,667	375,006	156,938	8,111	906,722
	2018	319,917	325,001	108,956	8,176	762,050
Bryan Knutson, Chief Operating Officer	2020	356,667	300,005	94,559	8,425	759,656
	2019	343,333	150,002	146,475	8,350	648,160
	2018	310,000	49,998	69,285	7,800	437,083

(1)	Amounts shown are not reduced to reflect the named executive officers' elections, if any, to contribute portions of their salaries to 401(k) plans.

(2)
Amounts represent the grant date fair value of time-based restricted stock awards granted in each fiscal year. Fair value of these awards is determined based on the closing market price of the Company's stock on the date of grant. See the Grants of Plan-Based Awards for Fiscal 2020 table for further information regarding the equity awards granted in fiscal 2020 and the Outstanding Equity Awards at January 31, 2020 table for information regarding all outstanding equity awards.

(3)	Amount represents the cash bonus compensation earned in each fiscal year under our annual performance cash bonus plan.

(4)	For each fiscal year, amounts for Messrs. Meyer, Kalvoda and Knutson represent a Company match to the 401(k) plan.

(5)	As discussed above, for fiscal 2020, Mr. Meyer elected not to receive an equity award or to participate in the annual performance cash bonus plan.

Grants of Plan-Based Awards for Fiscal 2020
The following table sets forth information regarding awards to Mr. Kalvoda and Mr. Knutson, two of our named executive officers, of plan-based awards (annual performance cash bonus and long-term equity incentive) in fiscal 2020:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)(1)			All Other Stock Awards: Number of Shares of Stock(#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold	Target	Maximum
David Meyer	—	—	—	—	—	—
Mark Kalvoda	6/3/2019	57,750	288,750	577,500	23,151	385,001
Bryan Knutson	6/3/2019	54,000	270,000	540,000	18,040	300,005

(1)
Amounts shown in the table reflect the potential amount of annual performance bonuses that could have been earned in fiscal 2020 by Mr. Kalvoda and Mr. Knutson, based on meeting the threshold goals, target goals and maximum goals amounts, as defined in our fiscal 2020 annual performance cash bonus plan. Actual amounts earned by the named executive officers for fiscal 2020 are reported in the Summary Compensation Table on page 22 under the column entitled "Non-Equity Incentive Plan Compensation."

(2)	Mr. Kalvoda and Mr. Knutson each received an award of restricted stock on June 3, 2019. The risk of forfeiture for these awards will lapse ratably on April 1st of each year from 2020 to 2023.

(3)	This amount represents the grant date fair value of the restricted stock determined in accordance with FASB ASC Topic 718.
Outstanding Equity Awards at January 31, 2020
The following table sets forth certain information regarding equity awards granted to our named executive officers outstanding as of January 31, 2020:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Meyer	—	—	—	—	—	—	—	—	—
Mark Kalvoda	—	—	—	—	—	57,837	706,190	—	—
Bryan Knutson	—	—	—	—	—	28,315	345,726	—	—

(1)
For Mr. Kalvoda, 24,953 shares vest on April 1, 2020; 15,858 shares vest on April 1, 2021; 11,236 shares vest on April 1, 2022; and 5,790 shares vest on April 1, 2023. For Mr. Knutson, 9,334 shares vest on April 1, 2020; 7,782 shares vest on April 1, 2021; 6,689 shares vest on April 1, 2022; and 4,510 shares vest on April 1, 2023.

(2)	The amounts reflect the value based on the closing price of our Common Stock on January 31, 2020 of $12.21.
Option Exercises and Stock Vested for Fiscal 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
David Meyer	—	—	—	—
Mark Kalvoda	—	—	21,073	332,532
Bryan Knutson	—	—	5,205	82,135

(1)	Represents shares of restricted stock as to which the risk of forfeiture lapsed on April 1, 2019.

(2)
Calculated based on the closing share price of our Common Stock of $15.78 on the business day immediately prior to April 1, 2019, the date the risk of forfeiture lapsed with regard to the restricted stock.

Potential Payments upon Termination or Change-In-Control
The following is a discussion of the agreements, plans or arrangements that provide for payments or benefits to our named executive officers in connection with any termination of employment or change in control of the Company.
As provided under "Compensation Discussion and Analysis - Employment Agreements," we are party to an employment agreement with Mr. Meyer, which provides that if Mr. Meyer is terminated by us without "cause" prior to the expiration of the term or if he resigns for "good reason", we are obligated to pay severance in an amount equal to two times the sum of (i) his annual base salary, plus (ii) the amount of the annual incentive bonus last paid prior to the termination, and we are also required to allow Mr. Meyer to continue to participate in our group medical and dental plans at our expense for a period of 24 months. If such termination occurred on January 31, 2020, Mr. Meyer would have been entitled to a severance payment of $950,000 (paid in equal monthly installments over 24 months) calculated as follows: two times the sum of (i) the current base salary of $475,000, plus (ii) the amount of the last annual incentive bonus paid of $0. In addition, we would pay for the cost of Mr. Meyer's continued participation in our group medical and dental plans for the 24 month period following termination (currently $1,790.61 per month).
Mr. Meyer's employment agreement does not contain any special provisions or additional payments applicable to a termination following a change in control. Upon termination of employment for any reason, Mr. Meyer's unvested equity awards (currently none) are forfeited.
Under Mr. Meyer's employment agreement, “cause” is defined to mean the occurrence of any of the following: (i) the commission of a felony; (ii) any intentional and/or willful act of fraud or material dishonesty; (iii) the willful and/or continued failure, neglect, or refusal to perform in all material respects his job duties, or to fulfill his fiduciary responsibilities to the Company; or (iv) a material breach of the Company’s material policies or codes of conduct or other agreement. In addition, "good reason” is defined to mean any of the following: (i) an action that results in a substantial diminution in duties, status or position; (ii) the relocation of the principal office for Company business to a location more than forty (40) miles from the Company’s current headquarters; or (iii) material breach by the Company of any terms or conditions of the employment agreement.
We are also party to an employment agreement with Mr. Kalvoda, which provides that if Mr. Kalvoda is terminated by us without "cause" prior to the expiration of the term or if he resigns for "good reason" (in either case, not following a "change in control"): (a) we are obligated to pay severance in an amount equal to the sum of (i) his annual base salary plus (ii) the amount of the average annual incentive bonus paid to Mr. Kalvoda in the three years preceding termination; (b) his non-vested restricted equity awards will not be forfeited and will vest in accordance with the normal vesting schedule; and (c) we are required to allow Mr. Kalvoda to continue to participate in our group medical and dental plans at our expense for a period of 12 months. If such termination occurred on January 31, 2020, (not following a "change in control"), Mr. Kalvoda would have been entitled to a severance payment of $538,352 (paid in equal monthly installments over 12 months) calculated as follows: the sum of (i) the current base salary of $385,000, plus (ii) the amount of the average annual incentive bonus paid in the three years preceding termination of $153,352. In addition, the Company would pay for the cost of his participation in our group medical and dental plans for the 12 month period following termination (currently $94.35 per month). Assuming a termination date of January 31, 2020, the value of the non-vested equity awards that would continue to vest over the established vesting schedules would be $706,190, calculated based upon the closing price of our Common Stock on January 31, 2020 of $12.21.
If Mr. Kalvoda is terminated by the Company without "cause" within 12 months following a "change in control" or if he resigns for "good reason" within 12 months following a "change in control", the Company is obligated to pay severance in an amount equal to two times the sum of (i) the annual base salary then in effect, plus (ii) the amount of the average annual incentive bonus paid to Mr. Kalvoda in the three years preceding the termination. These severance payments would be made in 24 equal monthly installments. Also, Mr. Kalvoda's equity awards would become fully vested and earned as of the first day following the expiration of the rescission period under the release. If such termination occurs we would also be required to allow Mr. Kalvoda to continue to participate in our group medical and dental plans at our expense for a period of 24 months following termination. If Mr. Kalvoda was terminated on January 31, 2020, (following a "change in control") he would have been entitled to a severance payment of $923,352 (paid in equal monthly installments over 24 months) calculated as follows: two times the sum of (i) the current base salary of $385,000, plus (ii) the amount of the average annual incentive bonus paid in the three years preceding termination of $153,352. In addition, the Company would pay for the cost of his participation in our group medical and dental plans for the 24 month period following termination (currently $94.35 per month). Assuming a termination date of January 31, 2019, the value of the equity awards that would vest on a change in control would be $706,190, calculated based upon the closing price of our Common Stock on January 31, 2020 of $12.21.

Under Mr. Kalvoda's employment agreement, “cause” is defined to mean any of the following: (i) material breach of the employment agreement; (ii) willful refusal to perform assigned duties without justification, or willful misconduct or gross negligence in the performance of duties; (iii) a material breach of the Company’s material policies or codes of conduct or of material obligations under any other agreement; (iv) the willful engagement in dishonesty, fraud, illegal conduct, with respect to or in the course of the business or affairs of the Company, which materially and adversely harms the Company; (v) conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude; and (vi) death or permanent disability. In addition, “good reason” is defined to mean any of the following: (i) the assignment to Mr. Kalvoda of material duties inconsistent with his status or position as Chief Financial Officer, or other action that results in a material change in Mr. Kalvoda's status, responsibilities, duties, authority, base salary, compensation, or position, or change in reporting relationship; (ii) the relocation of the principal office for Company business to a location more than forty (40) miles from the Company’s current headquarters; (iii) material breach by the Company of any terms or conditions of the employment agreement; or (iv) the failure of the Company to require a successor to assume the terms of the employment agreement. In addition, “change in control” is defined to mean the occurrence of any of the following: (i) one person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total voting power of the stock of the Company; (ii) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or (iii) the sale of all or substantially all of the Company’s assets.
Under the terms of the Company's various restricted stock agreements, if Mr. Kalvoda's employment with the Company terminated on account of his death, any unvested shares of restricted stock would become 100% vested. In addition, under the terms of the Company's restricted stock agreement for grants made on or after June 1, 2018, if Mr. Kalvoda's employment with the Company terminated on account of his disability or retirement, any unvested shares of restricted stock would become 100% vested. For this purpose, "disability" means that Mr. Kalvoda's employment is severed due to disability under the Company's long-term disability plan, and "retirement" means Mr. Kalvoda's retirement from the Company on or after attaining age 64 and completion of 5 years of service (or pursuant to early retirement with the consent of the Compensation Committee). Mr. Kalvoda is not currently retirement eligible under the restricted stock agreements. If Mr. Kalvoda's employment with the Company had terminated on January 31, 2020 on account of his death or disability, the value of the restricted stock awards that would have vested would be $706,190.
We are also party to an employment agreement with Mr. Knutson, which provides that if Mr. Knutson is terminated by us without "cause" prior to the expiration of the term or if he resigns for "good reason" (in either case, not following a "change in control"): (a) we are obligated to pay severance in an amount equal to the sum of (i) his annual base salary plus (ii) the amount of the average annual incentive bonus paid to Mr. Knutson in the three years preceding termination; (b) his non-vested restricted equity awards will not be forfeited and will vest in accordance with the normal vesting schedule; and (c) we are required to allow Mr. Knutson to continue to participate in our group medical and dental plans at our expense for a period of 12 months. If such termination occurred on January 31, 2020, (not following a "change in control"), Mr. Knutson would have been entitled to a severance payment of $468,252 (paid in equal monthly installments over 12 months) calculated as follows: the sum of (i) the current base salary of $360,000, plus (ii) the amount of the average annual incentive bonus paid in the three years preceding termination of 108,252. In addition, the Company would pay for the cost of his participation in our group medical and dental plans for the 12 month period following termination (currently $0 per month). Assuming a termination date of January 31, 2020, the value of the non-vested equity awards that would continue to vest over the established vesting schedules would be $345,726, calculated based upon the closing price of our Common Stock on January 31, 2020 of $12.21.
If Mr. Knutson is terminated by the Company without "cause" within 12 months following a "change in control" or if he resigns for "good reason" within 12 months following a "change in control", the Company is obligated to pay severance in an amount equal to two times the sum of (i) the annual base salary then in effect, plus (ii) the amount of the average annual incentive bonus paid to Mr. Knutson in the three years preceding the termination. These severance payments would be made in 24 equal monthly installments. Also, Mr. Knutson's equity awards would become fully vested and earned as of the first day following the expiration of the rescission period under the release. If such termination occurs we would also be required to allow Mr. Knutson to continue to participate in our group medical and dental plans at our expense for a period of 24 months following termination. If Mr. Knutson was terminated on January 31, 2020, (following a "change in control") he would have been entitled to a severance payment of $828,252 (paid in equal monthly installments over 24 months) calculated as follows: two times the sum of (i) the current base salary of $360,000, plus (ii) the amount of the average annual incentive bonus paid in the three years preceding termination of $108,252. In addition, the Company would pay for the cost of his participation in our group medical and dental plans for the 24 month period following termination (currently $0 per month). Assuming a termination date of January 31, 2020, the value of the equity awards that would vest on a change in control would be $345,726, calculated based upon the closing price of our Common Stock on January 31, 2020 of $12.21.
Under Mr. Knutson's employment agreement, “cause” is defined to mean any of the following: (i) material breach of the employment agreement; (ii) willful refusal to perform assigned duties without justification, or willful misconduct or gross negligence in the performance of duties; (iii) a material breach of the Company’s material policies or codes of conduct or of material obligations under any other agreement; (iv) the willful engagement in dishonesty, fraud, illegal conduct, with respect to or in the course of the business or affairs of the Company, which materially and adversely harms the Company; (v) conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude; and (vi) death or permanent disability. In addition, “good reason” is defined to mean any of the following: (i) the assignment to Mr. Knutson of material duties inconsistent with his status or position as Chief Operating Officer, or other action that results in a material change in Mr. Knutson's status, responsibilities, duties, authority, base salary, compensation, position, or change in reporting relationship; (ii) the relocation of the principal office for Company business to a location more than forty (40) miles from the Company’s current headquarters; (iii) material breach by the Company of any terms or conditions of the employment agreement; or (iv) the failure of the Company to require a successor to assume the terms of the employment agreement. In addition, “change in control” is defined to mean the occurrence of any of the following: (i) one person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total voting power of the stock of the Company; (ii) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or (iii) the sale of all or substantially all of the Company’s assets.
Under the terms of the Company's various restricted stock agreements, if Mr. Knutson's employment with the Company terminated on account of his death, any unvested shares of restricted stock would become 100% vested. In addition, under the terms of the Company's restricted stock agreement for grants made on or after June 1, 2018, if Mr. Knutson's employment with the Company terminated on account of his disability or retirement, any unvested shares of restricted stock would become 100% vested. For this purpose, "disability" means that Mr. Knutson's employment is severed due to disability under the Company's long-term disability plan, and "retirement" means Mr. Knutson's retirement from the Company on or after attaining age 64 and completion of 5 years of service (or pursuant to early retirement with the consent of the Compensation Committee). Mr. Knutson is not currently retirement eligible under the restricted stock agreements. If Mr. Knutson's employment with the Company had terminated on January 31, 2020 on account of his death or disability, the value of the restricted stock awards that would have vested would be $345,726.
In order to receive the severance and continued benefits described above, each officer would be required to sign a release of claims against us, fulfill his non-competition obligations, cooperate with transitioning his duties and execute a non-disparagement agreement with us. We have arrived at these terms based on the advice and experience of our advisors and directors, including their knowledge of practices and agreements at public companies.
CEO Pay Ratio Disclosure
As required by Section 953(b) of Dodd-Frank Wall Street Reform and Consumer Protection Act, and applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of the employee identified at median of our Company and the annual total compensation of David J. Meyer, our Chief Executive Officer.
For fiscal 2020:

•	the annual total compensation of the employee identified at median of our Company (other than our Chief Executive Officer), was $69,112.85; and

•	the annual total compensation of our Chief Executive Officer for purposes of determining the CEO pay ratio was $490,398.08.
Based on this information, for fiscal 2020, the ratio of the annual total compensation of Mr. Meyer, our Chief Executive Officer, to the median of the annual total compensation of all employees was estimated to be 7.1 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
For purposes of calculating our CEO pay ratio in fiscal 2020, we used an employee in the same pay grade and in a similar level in the organization to the median employee that we had originally identified in fiscal 2018.

To identify the initial median employee as of December 31, 2017, we used the following methodology:

•
As of that date, our employee population consisted of approximately 2,118 individuals in the United States and Europe. We selected December 31, 2017, as the date upon which we would identify the “median employee” to allow sufficient time to identify the median employee given our European operations.

•
We selected salary and wages as reported to the Internal Revenue Service on Form W-2 for our U.S. employees and used equivalent taxable income for our European employees as our consistently applied compensation measure as it represents the primary compensation component paid to all of our employees. In addition, this approach allows us to reasonably compare compensation for our U.S. employees with that of our employees in Europe. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on December 31, 2017.

In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to SEC rules, except that we elected to include the Company-paid portion of a single health insurance premium and the Company-paid contribution to the employees' health savings account, which are normally excluded from the calculation of annual total compensation for purposes of the summary compensation table. As a result, Mr. Meyer’s compensation for purposes of the pay ratio calculation differs from the summary compensation table for fiscal 2020 to reflect the inclusion of the Company-paid portion of a single health insurance premium and the Company-paid contribution to his health savings account, which are excluded for summary compensation table purposes.
Equity Compensation Plan Information
The following table provides information regarding our equity compensation plans as of January 31, 2020:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity compensation plans approved by security holders	374,930	$—	482,789
Equity compensation plans not approved by security holders	—	—	—
Total	374,930	$—	482,789

(1)	Amount includes the number of shares of Common Stock underlying unvested restricted stock awards ("RSAs") and restricted stock units ("RSUs") granted to members of our Board and employees.

(2)	There is no exercise price for outstanding RSAs or RSUs.

(3)
Amount represents shares available as of January 31, 2020 for future issuance under our Titan Machinery Inc. 2014 Equity Incentive Plan, including through the issuance of RSAs. This figure does not include the additional 550,000 shares that are included as part of the Amended and Restated Titan Machinery 2014 Equity Incentive Plan, for which stockholder approval is sought pursuant to Proposal 4 of this Proxy Statement.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(PROPOSAL 2)
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (as set forth in Section 14A of the Securities Exchange Act of 1934, as amended), we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that was paid to our named executive officers in fiscal 2020.
Our compensation philosophy is described in the Compensation Discussion and Analysis contained in this proxy statement. Stockholders are urged to read the Compensation Discussion and Analysis and to review the "Summary Compensation Table" and other related tables and narrative disclosure, which describe the compensation of our Chief Executive Officer, our Chief Financial Officer and our Chief Operating Officer in fiscal 2020. The Compensation Committee and the Board believe the policies and procedures articulated in the Compensation Discussion and Analysis are effective in implementing our compensation philosophy and in achieving our goals. In addition, they believe the compensation of our named executive officers in fiscal 2020 reflects and supports these compensation policies and procedures.
Stockholders are being asked to vote on the following resolution:
"RESOLVED, that the stockholders of Titan Machinery Inc. approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section, the compensation tables, and related narrative disclosures as contained in this Proxy Statement."

This advisory vote on executive compensation, commonly referred to as a "say-on-pay" advisory vote, is required under Section 14A of the Securities Exchange Act of 1934, as amended, and is not binding on our Board. However, the Board and Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements.
THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE RESOLUTION SET FORTH IN THIS PROPOSAL 2.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Transactions with Related Persons
We have a written Related Party Transactions Policy that requires our Governance/Nominating Committee to review and approve or ratify any "related party transaction" of the type required to be disclosed by Item 404 of Regulation S-K. The term "related parties" is defined as any directors, executive officers, stockholders beneficially owning more than 5% of our Common Stock, and their respective immediate family members. This policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries was, is or will be a participant, in which the amount involved exceeds $100,000, and in which any related person had, has or will have a direct or indirect interest. All of our directors, executive officers and employees are required to report to our General Counsel any proposed or completed related party transactions.
All related party transactions are reviewed and may be approved or ratified by the Governance/Nominating Committee (not including any member of the Committee that is a related person with respect to the transaction at issue). The Governance/Nominating Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable to the Company than terms that could have been reached with an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction. The Governance/Nominating Committee may impose such conditions as it deems necessary and appropriate on the Company or the related party in connection with the transaction. In the case of a transaction presented to the Governance/Nominating Committee for ratification, the Committee may ratify the transaction, amend the transaction, or determine that termination or rescission of the transaction is appropriate.
Related Person Transactions in Fiscal 2020
Described below are transactions that occurred during fiscal 2020 to which we were a participant in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
a director, executive officer, beneficial owner of more than five percent of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

Real Estate Lease Agreement with C.I. Farm Power Inc.
We lease one dealership site located in Fargo, North Dakota from C.I. Farm Power Inc., an entity owned and controlled by Mr. Peter Christianson and his immediate family. Mr. Peter Christianson is the brother of Tony Christianson, a member of our Board of Directors. The monthly lease payment is $12,000. We paid $144,000 in lease payments to this entity during fiscal 2020. The lease agreement is "month to month". Under the lease, we are responsible for paying real estate taxes, insurance, maintenance and utilities. We believe the terms of this lease to be commercially reasonable, and the lease is not any less favorable to us than could be obtained in an arm's length transaction with an unrelated party.
AUDIT COMMITTEE REPORT
In accordance with its written charter adopted by the Board, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	reviewed and discussed the audited financial statements with management and the independent auditors;

(2)	discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) and the SEC; and

(3)
received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2020, for filing with the SEC.

Members of the Audit Committee: Richard Mack (Chair) Stan Erickson John Henderson
FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General Information
Deloitte & Touche LLP has acted as the Company's independent registered public accounting firm for fiscal 2020 and 2019.
Audit Fees
The Company paid the following fees to Deloitte & Touche LLP in fiscal 2020 and fiscal 2019:

	2020	2019
Audit Fees	$794,130	$840,500
Audit-Related Fees	—	2,450
Tax Fees	—	—
All Other Fees	—	—
Total	$794,130	$842,950
Audit fees are for professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in the Company's Quarterly Reports on Form 10-Q filings or services that are normally provided by the independent registered public accounting firm in connection with regulatory filings with the SEC.
Audit-related fees are primarily for the assurance and related services performed by our auditors that are reasonably related to the performance of the audit or review of the Company's financial statements. For fiscal 2019, this primarily consisted of due diligence services.
Tax fees may include services such as tax compliance, tax advice and tax planning, amongst others. There were no such fees during fiscal 2020 or fiscal 2019.
All other fees relate to services provided by the independent registered public accounting firm that are not classified as audit fees, audit-related fees or tax fees. There were no such fees during fiscal 2020 or fiscal 2019.
Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its Independent Registered Public Accounting Firm or any other auditing or accounting firm. During fiscal 2020, the Audit Committee approved all audit and non-audit services provided to the Company by Deloitte & Touche LLP. The Committee's current practice is to consider for pre-approval annually all audit and non-audit services proposed to be provided by the Independent Registered Public Accounting Firm. In making its decision to appoint Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm, the Audit Committee has considered whether the provision of the non-audit services rendered by Deloitte & Touche LLP is compatible with maintaining that firm's independence and has determined that such services are compatible with maintaining Deloitte & Touche's independence.
RATIFICATION OF PUBLIC ACCOUNTING FIRM
(PROPOSAL 3)
The Audit Committee has selected Deloitte & Touche LLP, as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2021.
Our Bylaws do not require that our stockholders ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm. However, the Board is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. Even if the selection of Deloitte & Touche LLP is ratified, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions. Further information about the services provided by Deloitte & Touche LLP, including information about the fees paid to the firm during fiscal 2020 can be found under the heading Fees of the Independent Registered Public Accounting Firm above.
THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2021.
APPROVAL OF THE AMENDED AND RESTATED
TITAN MACHINERY INC. 2014 EQUITY INCENTIVE PLAN
(PROPOSAL 4)

We are asking our stockholders to approve an amendment and restatement of the Titan Machinery Inc. 2014 Equity Incentive Plan (the “2014 Plan”). Upon recommendation of the Compensation Committee, the Board has approved the amended and restated 2014 Plan, subject to receipt of stockholder approval, and has recommended that stockholders approve this Proposal 4 to approve the amended and restated 2014 Plan. The amended and restated 2014 Plan, among other material changes described below, increases the maximum number of shares that may be issued as awards under the 2014 Plan by 550,000 shares in order to provide sufficient available capacity to permit the Company to continue to grant equity awards to its employees, officers and directors.
Equity-based compensation is an important component of our compensation philosophy because it provides employees with long-term exposure to the Company’s performance, aligns employees’ interests with those of our stockholders and discourages imprudent risk-taking. Approval of the amended and restated 2014 Plan will allow us to continue to grant equity compensation awards to our employees, officers, and directors in furtherance of this philosophy.
The Board and our management believe that the granting of equity-based awards is one of the primary ways to attract and retain key employees responsible for the continued development and growth of our business, which, in turn, allows us to increase stockholder value. In particular, the Board believes that our employees are our most valuable asset and that equity awards granted under the 2014 Plan are important in our ability to attract and retain outstanding and highly skilled individuals in the competitive labor markets in which we compete. The ability to grant equity awards is also crucial to our ability to incentivize and motivate employees to achieve our goals.
We are asking our stockholders to approve the amendment and restatement of the 2014 Plan, which includes the following material amendments as compared to the version of the 2014 Plan previously approved by our stockholders in 2014 (along with certain other clarifying changes):

1)
Increases the number of shares authorized for use in making awards under the 2014 Plan by 550,000 shares which, when combined with the 482,789 shares remaining available for grant under the 2014 Plan as of January 31, 2020, will result in 1,032,789 shares being available for grant if the amended and restated 2014 Plan is approved.

2)	Limits compensation, including cash payments and equity awards, to each of our non-employee directors to no more than $350,000 in any fiscal year.

3)
Eliminates the Compensation Committee’s discretion regarding the treatment of outstanding awards upon the occurrence of a change of control. The amended and restated 2014 Plan provides that awards that are assumed by a successor entity in a change of control event are subject to double trigger acceleration and vesting (requiring a qualifying termination following a change of control in order for an award to vest).

4)	Removes provisions related to the performance-based compensation exception under Code Section 162(m).

5)
Codifies within the 2014 Plan our prior practice of not using liberal share recycling or counting practices. The amended and restated 2014 Plan does not allow for the reuse of any shares withheld to cover option exercise costs, any award shares withheld to cover taxes, and any shares underlying an award of stock appreciation rights.

6)	Eliminates the ability to pay or receive dividends on unvested restricted stock awards until the risk of forfeiture with respect to such restricted stock award has lapsed.
Our named executive officers and directors have an interest in this proposal as they are eligible to receive incentive and nonqualified stock options, restricted stock awards, restricted stock units, performance shares, performance units and stock appreciation rights (collectively referred to as an “Award” or “Awards”) under the 2014 Plan.

A copy of the 2014 Plan as amended and restated is attached as Appendix A of this Proxy Statement. The description that follows is qualified in its entirety by reference to the full text of the amended and restated 2014 Plan as set forth in Appendix A. If our stockholders fail to approve the amended and restated 2014 Plan, the amendments will not be given effect and the 2014 Plan will continue as in effect prior to its amendment and restatement.
Current Overview of Available Equity Awards
As of January 31, 2020, the Company had 482,789 shares available for grant under the 2014 Plan, a number that the Board believes to be insufficient to meet our anticipated needs. The Board believes that it is desirable to increase the shares available for issuance under the 2014 Plan so that the Company can continue to fulfill our compensation philosophy goals of attracting, retaining and motivating Company employees, officers and directors and linking their interests with those of our stockholders. If the amended and restated 2014 Plan is not approved by our stockholders, the 2014 Plan will remain in place, but the Company expects that it will be unable to maintain its current new hire and Company annual equity grant practices, and, as a result, the Company expects that it will be at a significant competitive disadvantage in attracting and retaining talent. If the amended and restated 2014 Plan is approved by our stockholders, the Company will have an additional 550,000 shares available for grant after the Annual Meeting. The Company believes these 550,000 shares, when taken together with the 482,789 shares available for grant under the 2014 Plan as of January 31, 2020, represent the pool of shares necessary to attract, retain, and motivate employees, officers and directors of the Company.
When considering the number of additional shares to add to the 2014 Plan, the Board and our Compensation Committee reviewed, among other things, the potential dilution to current stockholders as measured by burn rate and overhang, projected future share usage with consideration for the current trading range for our Common Stock, and input from Aon, the Compensation Committee’s independent compensation consultant. Based on our historical grant rate, the 550,000 shares to be added to the 2014 Plan pursuant to the amendment and restatement, in combination with the remaining authorized shares, are projected to satisfy the Company’s equity compensation needs through the 2023 Annual Meeting of Stockholders. In light of the factors considered, the Board believes that this number of shares represents reasonable potential equity dilution and provides a significant incentive for officers, employees, and directors to increase the value of the Company for all stockholders.
In light of the factors described above, and the fact that the Company’s ability to continue to grant equity and equity-based compensation is vital to our ability to continue to attract and retain key personnel, the Board has determined that the size of the share reserve under the amended and restated 2014 Plan is reasonable and appropriate at this time.
Historical Grant Practice and Burn Rate under 2014 Plan
The annual share usage under the 2014 Plan during our three previous fiscal years has been as follows:

	Fiscal Year 2020	Fiscal Year 2019	Fiscal Year 2018
Stock Options Granted	—	—	—
Restricted Stock Awards Granted	173,942	144,779	129,604
Restricted Stock Units Granted	10,641	—	11,376
Total Awards Granted	184,583	144,779	140,980
Basic Weighted Average Common Stock Outstanding	21,946,000	21,809,000	21,543,000
Annual Burn Rate	0.84%	0.66%	0.65%

The Company’s average burn rate for the preceding three fiscal years as set forth in the table above was 0.72%. The burn rate is the ratio of the number of shares underlying awards granted under the 2014 Plan during a fiscal year to the number of basic weighted average common shares outstanding at the corresponding fiscal year end.
Overhang
Set forth below is the number of shares available for issuance pursuant to outstanding and future equity awards under the 2014 Plan, as of January 31, 2020:

Total number of shares of common stock subject to outstanding stock options	—
Weighted-average exercise price of outstanding stock options	$—
Weighted-average remaining term of outstanding stock options	—
Total number of shares of common stock subject to outstanding restricted stock awards, and restricted stock units	374,930
Total number of shares of common stock available for grant under the 2014 Plan	482,789
Total number of shares of common stock outstanding	22,335,337

The aggregate shares shown in the table above represent a fully diluted overhang of approximately 3.76% based on the number of shares of Common Stock outstanding as of January 31, 2020. If the amended and restated 2014 Plan is approved, the additional 550,000 shares available for issuance under the 2014 Plan would increase the overhang to approximately 6.02%. The Company calculates the fully diluted “overhang” as the total of (i) shares underlying outstanding equity awards plus shares available for issuance under future equity awards, divided by (ii) the total number of shares outstanding, shares underlying outstanding equity awards (to the extent not already included within the total number of shares outstanding) and shares available for issuance under future equity awards. The closing sale price of the Common Stock as reported by Nasdaq on April 1, 2020 was $8.32 per share.
Key Features of the Amended and Restated 2014 Plan
The amended and restated 2014 Plan incorporates several features that we believe are key compensation and governance best practices and designed to protect the interests of our stockholders and to reflect our compensation philosophy, including the following:

•	No “evergreen” provision;

•	Limit on non-employee director compensation, including cash and equity awards, of $350,000 per fiscal year;

•
    No Compensation Committee discretion as to treatment of equity awards upon the occurrence of a change of control; double trigger vesting for equity awards that are assumed by the successor entity upon the occurrence of a change of control;

•	Awards under the 2014 Plan generally may not be transferred, except by will or the laws of descent and distribution;

•
    No liberal recycling or reuse of shares. The amended and restated 2014 Plan does not permit the reuse of any shares withheld to cover option exercise costs, any award shares withheld to cover     taxes, or any shares underlying an award of stock appreciation rights;

•	No hedging or pledging of equity-based awards;

•	No repricing stock options and stock appreciation rights (SARs) permitted without stockholder approval; and

•
    No dividend equivalents are paid with respect to unvested restricted stock units. Payment of any dividends attributable to shares of restricted stock is deferred until the risk of forfeiture for such shares of restricted stock have lapsed.

Description of Amended and Restated 2014 Plan
A general description of the amended and restated 2014 Plan is set forth below, but this description is qualified in its entirety by reference to the full text of the amended and restated 2014 Plan, a copy of which is attached as Appendix A to this Proxy Statement.
Purpose. The purpose of the 2014 Plan is to promote our success by facilitating the employment and retention of competent personnel and by furnishing incentives to officers, directors, employees, consultants and advisors upon whose efforts the success of our Company depends to a large degree.
Administration. The 2014 Plan is administered by the Board or a committee appointed by the Board (the “Administrator”). Any committee appointed by the Board to administer the 2014 Plan must consist of at least two non-employee directors (as defined in Rule 16b-3, or any successor provision, of the General Rules and Regulations under the

Securities Exchange Act of 1934). Currently, the Board has appointed the Compensation Committee (the “Committee”) to administer the 2014 Plan.
The 2014 Plan gives broad powers to the Administrator to administer and interpret the 2014 Plan, including the authority to determine, in its sole discretion: (i) the rules, regulations and guidelines for the administration of the 2014 Plan; (ii) whether an Award shall be granted; (iii) the individuals to whom, and the time or times at which, Awards shall be granted (the “Participants”); (iv) the number of shares subject to each Award; (v) the performance criteria, if any, and any other terms and conditions of each Award; and (vi) the particular form and conditions of the agreements evidencing each Award granted. To the extent permitted by the 2014 Plan and subject to compliance with applicable law, the Administrator may also delegate its authority under the 2014 Plan to our Chief Executive Officer or to other officers of the Company, including the right to grant Awards, other than to any officers of the Company that are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.
Term. Incentive stock options may be granted under the 2014 Plan for a period of 10 years from the original date of adoption of the 2014 Plan by the Board, which period ends on April 8, 2024. Other Awards may be granted pursuant to the 2014 Plan from time to time from the original effective date of the 2014 Plan and until the Plan is discontinued or terminated by the Administrator.
Eligibility. All officers, directors, employees, consultants and advisors of the Company or any affiliate are eligible to receive Awards pursuant to the 2014 Plan. As of April 1, 2020, the Company and its subsidiaries had approximately 2,271 full-time employees (including the named executive officers), 140 part-time employees, seven non-employee directors and no consultants or advisors. Not all of these persons have received or are expected to receive grants under the 2014 Plan, however. During fiscal year 2021, we expect approximately 6.3% of our full-time and part-time employees to receive awards under the 2014 Plan.
Shares Available. If the stockholders approve the amended and restated 2014 Plan, the originally authorized 1,650,000 shares of Common Stock available for Awards under the 2014 Plan will be increased by 550,000 shares to 2,200,000 shares of Common Stock. The additional 550,000 shares of Common Stock, when combined with the existing 482,789 shares still available, will result in 1,032,789 shares being available for Awards under the 2014 Plan.
If any Awards granted under the 2014 Plan are not issued by reason of forfeiture, termination, surrender, cancellation or expiration, or if any Awards are settled in cash, the shares subject to that portion of the Award are available for subsequent grants of Awards. If stock appreciation rights are granted under the 2014 Plan, the full number of shares subject to the stock appreciation rights are considered issued and not available for reissuance under the 2014 Plan, regardless of the number of shares of Common Stock actually issued upon exercise of the stock appreciation rights. Shares of Common Stock that are tendered, surrendered or otherwise used in payment of the exercise price of an option are not available for issuance under the 2014 Plan. Shares of Common Stock that are withheld or surrendered in satisfaction of withholding taxes, or surrendered for the payment of taxes, with respect to Awards are not available for issuance under the 2014 Plan. For the avoidance of doubt, if the Company repurchases shares of Common Stock on the open market with the proceeds received from the exercise price of stock options, the repurchased shares will not be available for issuance under the 2014 Plan.
If a dividend or other distribution (whether in the form of cash, shares, or other property, but excluding regular, quarterly cash dividends), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, amalgamation, consolidation, scheme of arrangement, split-up, spin-off or combination, or similar transaction involving the Company or repurchase or exchange of shares of Common Stock or other securities of the Company or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the Common Stock (but only if the transaction or event does not cause the Company to receive consideration), the Administrator, in its sole discretion, in such manner as it deems equitable to prevent dilution or enlargement of the rights of grantees, may, among other adjustments that it determines to be equitable, make an equitable adjustment in the number and kind of securities subject to or to be issued in connection with Awards and the exercise price or grant price of an Award.
Non-Employee Director Compensation Limits. The maximum aggregate grant date value of shares of common stock subject to awards made to any non-employee director during any fiscal year for services rendered as a non-employee director, including any cash fees earned for services rendered as a non-employee director during the fiscal year, will not exceed $350,000. In determining this dollar limit, the value of Awards will be calculated based on the grant date fair value of the Awards for financial reporting purposes.
Performance Objectives. For purposes of the 2014 Plan, the performance objectives that must be met before an Award will vest or be paid may include (but are not limited to) any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee: (i) Net income measures (including but not limited to earnings, net earnings, operating earnings, earnings before taxes, EBIT (earnings before interest and taxes), EBITA (earnings before interest, taxes, and amortization), EBITDA (earnings before interest, taxes, depreciation, and amortization), EBITDAR (earnings before interest, taxes, depreciation, amortization and rent) and earnings per share); (ii) Stock price measures (including but not limited to growth measures and total stockholder return (stock price plus reinvested dividends) relative to a defined comparison group or target and price-earnings multiples); (iii) Cash flow measures (including but not limited to net cash flow, net cash flow before financing activities, economic value added (or equivalent metric), debt reduction, debt to equity ratio, or establishment or material modification of a credit facility); (iv) Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity); (v) Operating measures (including operating income, cash from operations, after-tax operating income, sales volumes, same store sales, production volumes, credit portfolio delinquency rate, credit portfolio net charge-off rate, inventory, gross margins and production efficiency); (vi) Expense measures (including but not limited to overhead cost and general and administrative expense); (vii) Asset measures (including but not limited to a specified target, or target growth in sales, stores or credit portfolio, market capitalization or market value, proceeds from dispositions, strategic acquisitions, or raising capital); (viii) Relative performance measures (including but not limited to relative performance to a comparison group or index designated by the Committee and market share); or (ix) Corporate values measures (including but not limited to ethics, customer satisfaction, legal, enterprise risk management, regulatory, and safety), in all cases including, if selected by the Administrator, threshold, target and maximum levels.
Effect of a Change of Control. Under the amended and restated 2014 Plan, the treatment of Awards in the event of a Change of Control (as defined in the 2014 Plan) depends on whether the outstanding Awards continue in effect in the case where the Company is the surviving entity in the Change of Control or are Assumed (as described below) by the successor or acquiring company in the Change of Control, or whether the outstanding Awards are not Assumed by the successor or acquiring company in the Change of Control.
Any Awards that continue in effect if the Company is the surviving entity in the Change of Control or are Assumed (as described below) by the successor entity effecting the Change of Control shall vest and be exercisable in accordance with the terms of the original Award unless during the two year period commencing on the Change of Control, (i) the Participant’s service is involuntarily terminated without “cause” or (ii) the Participant terminates his or her employment for “good reason.” If either of these events occurs, the Award will become fully vested and exercisable, and any Award subject to a performance objective shall be deemed to be satisfied based on actual performance through the date of the Participant’s termination if such performance is determinable in the judgment of the Administrator, and based on target level performance if actual performance is not determinable.
For purposes of this provision, an Award is deemed to be “Assumed” if (i) with respect to options and stock appreciation rights, such Award is converted into an equivalent replacement award that complies with Code Section 409A and, in the case of an incentive stock option, Code Section 424, (ii) with respected to restricted stock unit awards, restricted stock awards and performance awards, such Award is converted into a replacement award covering a number of shares of stock or an amount of cash, as applicable, based upon the terms of the original Award, (iii) the replacement Award contains provisions for scheduled vesting, treatment on the Participant’s termination from service and, if applicable, performance objectives and associated target levels and payout factors that are no less favorable to the Participant than the underlying Award being replaced, and all other terms of the replacement Award are substantially similar to the underlying Award and (iv) if the replacement Award is to be settled in shares of stock, the security represented by the replacement Award is of a class of stock that is publicly held and widely traded on an established stock exchange.
If, in the event of a Change of Control, any Awards are not Assumed by the successor entity effecting the Change of Control, these Awards will become fully vested and exercisable on the date of the Change of Control, any restrictions that apply to such Awards shall lapse, and any performance objectives applicable to an Award shall be deemed to be satisfied based on actual performance through the date of the Change of Control if such performance is determinable in the judgment of the Administrator, and based on target level performance if actual performance is not determinable.
No Authority to Reprice. Except in connection with a corporate transaction involving the Company, outstanding Awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without stockholder approval.
Amendment. The Board may from time to time suspend or discontinue the 2014 Plan or revise or amend it in any respect; provided, however, that no such revision or amendment may impair the terms and conditions of any outstanding Award to the material detriment of the Participant without the consent of the Participant except as authorized in the event of combination or reclassification of the Common Stock of the Company. The Board may amend the 2014 Plan or any Award agreement to the extent necessary or desirable to comply with Sections 409A and 422 of the Internal Revenue Code of 1986, as

amended (the “Code”) without the consent of the Participants. Further, the 2014 Plan may not, without any required approval of the stockholders, be amended in any manner that will (a) materially increase the number of shares subject to the 2014 Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events; (b) change the designation of the class of employees eligible to receive Awards; (c) decrease the price at which options will be granted; (d) materially increase the benefits accruing to Participants under the 2014 Plan; or (e) cause incentive stock options to fail to meet the requirements of Code Section 422.
Recoupment Policies. All awards under the 2014 Equity Plan will be subject to any applicable clawback, recoupment, recovery or other forfeiture policies that may be implemented by the Board from time to time.
Types of Awards Available Under the Amended and Restated 2014 Plan
Options. Options granted under the 2014 Plan may be either "incentive" stock options within the meaning of Section 422 of the Code or "nonqualified" stock options that do not qualify for special tax treatment of Code Section 422.
When an option is granted under the 2014 Plan, the Administrator, in its discretion, specifies the option exercise price and the number of shares of Common Stock that may be purchased upon exercise of the option. However, the exercise price of an incentive stock option may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant, or 110% of the fair market value of the Company's Common Stock on the date of grant if granted to a 10% or greater Company stockholder. The exercise price of a nonqualified stock option also may not be less than the fair market value of the Company's Common Stock on the date of grant, unless otherwise determined by the Administrator.
The Administrator will establish the term during which the option may be exercised and whether the option will be exercisable immediately, in stages or otherwise; provided, however, that the term of an incentive stock option generally may not exceed ten years from the date of grant. Moreover, except in connection with a Change of Control, the Administrator may also determine the effect that the termination of a Participant's relationship with the Company may have on the exercisability of an option. Each incentive or nonqualified stock option granted under the 2014 Plan is generally nontransferable during the lifetime of the Participant; however, a nonqualified stock option may, if permitted by the Administrator, be transferred to certain family members, family limited partnerships and family trusts.
In no event may a Participant be granted stock options or stock appreciation rights during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Common Stock, subject to adjustment as described above; provided, however, that a share of stock subject to a stock appreciation right that is granted in tandem with an option shall count as one share against this limitation.
Restricted Stock Awards and Restricted Stock Unit Awards. The 2014 Plan also permits awards of restricted stock and restricted stock units. The Administrator will determine the number of shares covered by each restricted stock and restricted stock unit award granted under the 2014 Plan, and may also, in its discretion, establish continued service, achievement of performance criteria, or other conditions that must be satisfied for the risks of forfeiture on restricted stock and restricted stock units to lapse. A restricted stock award or restricted stock unit award may not be transferred by a Participant, other than by will or by the laws of descent or distribution, until the risks of forfeiture have lapsed. Restricted stock units may be paid in cash or in shares of the Company's Common Stock, or any combination thereof, in the Administrator's discretion.
In no event shall a Participant be granted restricted stock awards, or, to the extent payable in or measured by the value of shares of Common Stock, restricted stock unit awards during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Common Stock, subject to adjustment as described above.
Participants holding restricted stock awards will have all of the voting rights of a stockholder as to the shares underlying the restricted stock award during the period under which such restricted stock award is subject to any forfeiture restrictions.  Unless otherwise determined by the Administrator, a Participant holding restricted stock awards will be entitled to receive dividends and distributions on the shares underlying the restricted stock award, provided that the dividends and distributions with respect to such restricted stock award that are subject to forfeiture restrictions will become payable only if and to the extent that the risk of forfeiture applicable to the underlying restricted stock award lapses. If the restricted stock award is forfeited, the Participant will have no right to any dividends or other distributions with respect to such restricted stock award. Holders of restricted stock unit awards are not entitled to any voting rights, shall not receive any dividend equivalents attributable to shares underlying restricted stock unit awards, and shall not have any other rights as a stockholder with respect to shares underlying restricted stock unit awards.
Performance Share Awards and Performance Unit Awards. The Administrator is also authorized to grant performance share and performance unit awards under the 2014 Plan. Performance share awards generally provide the Participant with the opportunity to receive shares of the Company's Common Stock and performance units generally provide recipients with the opportunity to receive cash awards, but only if certain performance criteria are achieved over specified performance periods. A performance share award or performance unit award may not be transferred by a Participant except by will or the laws of descent and distribution. To the extent payable in or measured by the value of shares of Common Stock, in no event shall a

Participant be granted performance awards during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Common Stock.
Stock Appreciation Rights. The 2014 Plan permits awards of stock appreciation rights, which may be granted independent of or in tandem with a previously or contemporaneously granted stock option, as determined by the Administrator. The Administrator will determine the term of the stock appreciation right and how it will become exercisable. Generally, upon the exercise of a stock appreciation right, the Participant will receive cash, shares of Common Stock, or some combination thereof, having a value equal to the excess of (i) the fair market value of a specified number of shares of the Company's Common Stock, over (ii) a specified exercise price. If the stock appreciation right is granted in tandem with a stock option, the exercise of the stock appreciation right will generally cancel a corresponding portion of the option, and, conversely, the exercise of the stock option will cancel a corresponding portion of the stock appreciation right. A stock appreciation right may not be transferred by a Participant except by will or the laws of descent and distribution. In no event shall a Participant be granted options or stock appreciation rights during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Common Stock, subject to adjustment as provided above; provided, however, that a share of stock subject to stock appreciation right that is granted in tandem with an option shall count as one share against this limitation.
Federal Income Tax Consequences of the Plan
The following general tax discussion is intended for the information of our stockholders considering how to vote with respect to this Proposal 4, and not as tax guidance to participants in the 2014 Plan. We strongly urge participants to consult their own tax advisors regarding the federal, state, local, foreign, and other tax consequences of participating in the 2014 Plan.
Options. Nonqualified stock options granted under the 2014 Plan are not intended to and do not qualify for favorable tax treatment available to incentive stock options under Code Section 422. Generally, no income is taxable to the Participant (and the Company is not entitled to any deduction) upon the grant of a nonqualified stock option. When a nonqualified stock option is exercised, the Participant generally must recognize compensation taxable as ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. Unless limited by Code Section 162(m), as discussed below, the Company normally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary income and must comply with applicable tax withholding requirements.
Incentive stock options granted under the 2014 Plan are intended to qualify for favorable tax treatment to the Participant under Code Section 422 and may only be granted to employees. Under Code Section 422, no taxable income is reportable by the Participant when the incentive stock option is granted. Moreover, if the Participant has been an employee of the Company at all times from the date of grant until three months before the exercise date, the Participant generally will recognize no taxable income when the incentive stock option is exercised. The alternative minimum tax may be applicable in the year of exercise, however, depending upon the Participant's individual circumstances. If the Participant does not dispose of shares acquired upon exercise for a period of two years from the grant date and one year after the exercise date, the Participant will report any gain upon sale of the shares as capital gain. However, if the Participant disposes of the shares prior to expiration of the two- or one-year holding periods described above, the Participant will be deemed to have received compensation taxable as ordinary income in the year of the early sale in an amount equal to the lesser of the difference between the fair market value of the Company's Common Stock on the date of exercise (or the sale price, if less) and the exercise price of the shares.
The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option, but may be entitled to an income tax deduction in an amount equal to the ordinary income recognized by the Participant in the event of an early sale of shares, unless limited by Code Section 162(m) as discussed below.
Restricted Stock Awards. Generally, no income is taxable to the Participant in the year a restricted stock award is granted. Instead, the Participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares in the year in which any restrictions lapse. Alternatively, if the Participant makes a "Section 83(b) Election," the Participant will, in the year that the restricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date the restricted stock award is granted. Unless limited by Code Section 162(m), as discussed below, the Company generally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.
Restricted Stock Unit Awards. A Participant will recognize compensation taxable as ordinary income equal to the value of the shares of Common Stock or cash received in the year that the restricted stock units are settled. Unless limited by Code Section 162(m), as discussed below, the Company generally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.
Performance Share and Performance Unit Awards. A Participant will recognize compensation taxable as ordinary income equal to the value of the shares of Common Stock or the cash received, as the case may be, in the year that the Participant receives payment. Unless limited by Code Section 162(m), as discussed below, the Company generally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.
Stock Appreciation Rights. Generally, a Participant will recognize compensation taxable as ordinary income equal to the value of the shares of Common Stock or the cash received in the year that the stock appreciation right is exercised. Unless limited by Code Section 162(m), as discussed below, the Company generally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.
Code Section 162(m). Generally, the Company is entitled to a deduction based on the amount of ordinary income a participant recognizes with respect to an Award. However, Code Section 162(m) imposes a $1 million limit on the amount a public company may deduct for compensation paid in a year to a company’s principal executive officer, principal financial officer, or any of the company’s three other most highly compensated executive officers who are employed in such role at any time during the year (each, a “covered employee”). Once an individual is a covered employee in a taxable year beginning after December 31, 2016, the individual remains a covered employee, even after termination of employment.
New Plan Benefits
Awards under the amended and restated 2014 Plan are subject to the Administrator's discretion, and, therefore, it is not possible to determine how many discretionary grants, nor what types, will be made in the future to grantees. It is also not possible to determine how many discretionary grants will vest rather than be forfeited. Therefore, it is not possible to determine with certainty the dollar value or number of shares of our Common Stock that will be distributed to grantees.
Vote Required
Under our Bylaws, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to approve Proposal 4.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED TITAN MACHINERY INC. 2014 EQUITY INCENTIVE PLAN AS SET FORTH IN THIS PROPOSAL 4.
OTHER BUSINESS
Management knows of no other matters to be presented at the Annual Meeting. If any other matter properly comes before the Annual Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.
STOCKHOLDER PROPOSALS
Any appropriate proposal submitted by a stockholder of the Company and intended to be presented at the 2021 Annual Meeting of Stockholders must be received by the Company no later than December 25, 2020 to be includable in the Company's Proxy Statement and related proxy for the 2021 Annual Meeting. Additionally, pursuant to the advance notice provisions of the Company's Bylaws, as authorized by applicable state law, in order for stockholders to present nominations or other business at the 2021 Annual Meeting, which is not submitted for inclusion in the Proxy Statement, a stockholder's notice of such nomination or other business must be received no earlier than February 4, 2021 and no later than March 6, 2021 and must be in a form that complies with the requirements set forth in the Company's Bylaws.
FORM 10-K
A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED JANUARY 31, 2020 (WITHOUT EXHIBITS), IS MADE AVAILABLE ALONG WITH THIS PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO MARK KALVODA, CHIEF FINANCIAL OFFICER, AT THE COMPANY'S PRINCIPAL ADDRESS.
Dated: April 24, 2020
West Fargo, North Dakota

Appendix A

AMENDED AND RESTATED TITAN MACHINERY INC.
2014 EQUITY INCENTIVE PLAN

(Amended and restated effective as of April 20, 2020)

SECTION 1.
DEFINITIONS
As used herein, the following terms shall have the meanings indicated below:
(a)    “Administrator” shall mean the Board, or one or more Committees appointed by the Board, as the case may be.
(b)    “Affiliate(s)” shall mean a Parent or Subsidiary of the Company.
(c)    “Award” shall mean any grant of an Option, Restricted Stock Award, Restricted Stock Unit Award, Stock Appreciation Right or Performance Award.
(d)    “Board” shall mean the Board of Directors of the Company.
(e)    “Cause” means, for purposes of this Plan only, unless otherwise specified in an Award agreement, any one of the following:

(i)	A Participant’s willful refusal to perform his or her duties without justification, or a Participant’s willful misconduct or gross negligence in the performance of his or her duties;

(ii)
A Participant’s material breach of any of the Company’s material policies or codes of conduct, or material breach of a material obligations under any other agreement between such Participant and the Company;

(iii)
A Participant’s willful engagement in any act of dishonesty, fraud or illegal conduct with respect to, or in the course of, the business or affairs of the Company or any of its Affiliates, which materially and adversely harms the Company or its Affiliates; or

(iv)	A Participant’s conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude;
provided, however, if a Participant is party to an employment agreement or other similar agreement with the Company that includes a definition of “cause” or other similar term of like import, then, with respect to such Participant, Cause shall be defined as set forth in such employment agreement or other similar agreement.
(f)    “Change of Control” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the events in subsections (i) through (iv) below. For purposes of this definition, a person, entity or group shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person, entity or group directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(i)
Any person, entity or group becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other person, entity or group from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any person, entity or group (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change of Control shall be deemed to occur;

(ii)
There is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)
There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the total gross value of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of total gross value of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition (for purposes of this Section 1(f)(iii), “gross value” means the value of the assets of the Company or the value of the assets being disposed of, as the case may be, determined without regard to any liabilities associated with such assets); or

(iv)
Individuals who, at the beginning of any consecutive twelve-month period, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board at any time during that consecutive twelve-month period; (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).

For the avoidance of doubt, the term Change of Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. To the extent required, the determination of whether a Change of Control has occurred shall be made in accordance with Internal Revenue Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.
(g)    “Committee” shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board. To the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a “non-employee director.” Solely for purposes of this Section 1(g), “non-employee director” shall have the same meaning as set forth in Rule 16b-3, as amended.
(h)    The “Company” shall mean Titan Machinery Inc., a Delaware corporation.
(i)    “Fair Market Value” as of any date shall mean (i) if such stock is listed on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market or an established stock exchange, the price of such stock at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of such stock shall have occurred on such date, on the next preceding date on which there was a sale of stock; (ii) if such stock is not so listed on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, or an established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to the Company’s Stock.

(j)    “Good Reason” means for purposes of this Plan only, unless otherwise specified in an Award agreement, the occurrence, during the two-year period commencing on the date of a Change of Control, of any of the following without a Participant’s written consent, in each case, when compared to the arrangements in effect immediately prior to the Change of Control:

(i)	a material reduction in the Participant’s total compensation (defined as the sum of base salary, target annual bonus, and target long-term incentive award) or base salary;

(ii)	a material diminution in the Participant’s duties, responsibilities or authority; or

(iii)	a relocation of more than 40 miles from the Participant’s principal office location;
provided, however, if a Participant is party to an employment agreement or other similar agreement with the Company that includes a definition of “good reason” or other similar term of like import, then, with respect to such Participant, Good Reason shall be defined as set forth in such employment agreement or other similar agreement.
(k)    “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(l)    The “Internal Revenue Code” or “Code” is the Internal Revenue Code of 1986, as amended from time to time.
(m)    “Nonqualified Stock Option” shall mean an Option granted pursuant to Section 10 of the Plan or an Option (or portion thereof) that does not qualify as an Incentive Stock Option.
(n)    “Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to the Plan.
(o)    “Parent” shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company’s outstanding stock.
(p)    The “Participant” means (i) a key employee or officer of the Company or any Affiliate to whom an Incentive Stock Option has been granted pursuant to Section 9; (ii) a consultant or advisor to, or director, key employee or officer of, the Company or any Affiliate to whom a Nonqualified Stock Option has been granted pursuant to Section 10; (iii) a consultant or advisor to, or director, key employee or officer of, the Company or any Affiliate to whom a Restricted Stock Award or Restricted Stock Unit Award has been granted pursuant to Section 11; (iv) a consultant or advisor to, or director, key employee or officer of, the Company or any Affiliate to whom a Performance Award has been granted pursuant to Section 12; or (v) a consultant or advisor to, or director, key employee or officer of, the Company or any Affiliate to whom a Stock Appreciation Right has been granted pursuant to Section 13.
(q)    “Performance Award” shall mean any Performance Shares or Performance Units granted pursuant to Section 12 hereof.
(r)    “Performance Objective(s)” shall mean one or more performance objectives established by the Administrator, in its sole discretion, for Awards granted under this Plan, including, but not limited to, any one, or a combination of, (i) Net income measures (including but not limited to earnings, net earnings, operating earnings, earnings before taxes, EBIT (earnings before interest and taxes), EBITA (earnings before interest, taxes, and amortization) EBITDA (earnings before interest, taxes, depreciation, and amortization), EBITDAR (earnings before interest, taxes, depreciation, amortization and rent) and earnings per share); (ii) Stock price measures (including but not limited to growth measures and total stockholder return (stock price plus reinvested dividends) relative to a defined comparison group or target and price-earnings multiples); (iii) Cash flow measures (including but not limited to net cash flow, net cash flow before financing activities, economic value added (or equivalent metric), debt reduction, debt to equity ratio, or establishment or material modification of a credit facility); (iv) Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); (v) Operating measures (including operating income, cash from operations, after-tax operating income, sales volumes, same store sales, production volumes, credit portfolio delinquency rate, credit portfolio net charge-off rate, inventory, gross margins and production efficiency); (vi) Expense measures (including but not limited to overhead cost and general and administrative expense); (vii) Asset measures (including but not limited to a specified target, or target growth in sales, stores or credit portfolio, market capitalization or market value, proceeds from dispositions, strategic acquisitions, or raising capital); (viii) Relative performance measures (including but not limited to relative performance to a comparison group or index designated by the Committee and market share); or (ix) Corporate values measures (including but not limited to ethics, customer satisfaction, legal, enterprise risk management, regulatory, and safety), in all cases including, if selected by the Administrator, threshold, target and maximum levels.
(s)    “Performance Period” shall mean the period, established at the time any Performance Award is granted or at any time thereafter, during which any Performance Objectives specified by the Administrator with respect to such Performance Award are to be measured.
(t)    “Performance Share” shall mean any grant pursuant to Section 12 hereof of an Award, which value, if any, shall be paid to a Participant by delivery of shares of Stock upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.
(u)    “Performance Unit” shall mean any grant pursuant to Section 12 hereof of an Award, which value, if any, shall be paid to a Participant by delivery of cash upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.
(v)    The “Plan” means this Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan, as amended from time to time.
(w)    “Restricted Stock Award” or “Restricted Stock Unit Award” shall mean any grant of restricted shares of Stock or the grant of any restricted stock units pursuant to Section 11 hereof.
(x)    “Rule 16b-3” shall mean Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.
(y)    “Stock” shall mean common stock, par value $0.00001 per share, of the Company (subject to adjustment as described in Section 14).
(z)    “Stock Appreciation Right” shall mean a grant pursuant to Section 13 hereof.
(aa)    A “Subsidiary” shall any corporation, limited liability company, partnership or other entity in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the chain owns stock or other ownership interests possessing at least fifty percent (50%) of the total combined voting power in one of the other entities in the chain. Notwithstanding the foregoing, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.
SECTION 2.
PURPOSE
The purpose of the Plan is to promote the success of the Company and its Affiliates by facilitating the employment and retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of the Company and its Affiliates will depend to a large degree.
It is the intention of the Company to carry out the Plan through the granting of Incentive Stock Options pursuant to Section 9 of this Plan; through the granting of Nonqualified Stock Options pursuant to Section 10 of this Plan; through the granting of Restricted Stock Awards and Restricted Stock Unit Awards pursuant to Section 11 of this Plan; through the granting of Performance Awards pursuant to Section 12 of this Plan; and through the granting of Stock Appreciation Rights pursuant to Section 13 of this Plan.
SECTION 3.
EFFECTIVE DATE OF PLAN
The Titan Machinery Inc. 2014 Equity Incentive Plan was originally effective as of April 8, 2014 (the “Effective Date”) and approved by the Company’s stockholders on May 29, 2014. This Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan is effective as of April 20, 2020, subject to receipt of approval by the stockholders of the Company.

SECTION 4.
ADMINISTRATION
The Plan shall be administered by the Board or by a Committee which may be appointed by the Board from time to time to administer the Plan (hereinafter collectively referred to as the “Administrator”). Except as otherwise provided herein, the Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority to determine, in its sole discretion, whether an Award shall be granted; the individuals to whom, and the time or times at which, Awards shall be granted; the number of shares subject to each Award; the option price; and the performance criteria, if any, and any other terms and conditions of each Award. The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective agreements evidencing each Award (which may vary from Participant to Participant), and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator’s interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.
The Administrator may delegate its authority under this Section 4 and the terms of the Plan to the extent it deems necessary or advisable for the proper administration of the Plan, consistent with the requirements of applicable law; provided, however, that except as provided below, the Administrator may not delegate its authority to grant Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan. Subject to compliance with applicable law, the Administrator may delegate to the Company’s chief executive officer and/or to other officers of the Company its authority under this Section 4, including the right to grant Awards; provided that such delegation shall not extend to the grant of Awards or the exercise of discretion with respect to Awards to officers of the Company who, at the time of such action, are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. All authority delegated by the Administrator under this Section 4 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Administrator. To the extent that the Board, the Administrator or its delegate, as described above, administers the Plan, references in the Plan to the “Administrator” shall be deemed to refer to the Board, the Committee or such delegate.
No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan. In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.
SECTION 5.
PARTICIPANTS
The Administrator shall from time to time, at its discretion and without approval of the stockholders, designate those employees, officers, directors, consultants, and advisors of the Company or of any Affiliate to whom Awards shall be granted under this Plan; provided, however, that consultants or advisors shall not be eligible to receive Awards hereunder unless such consultant or advisor is a natural person, renders bona fide services to the Company or any Affiliate and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. The Administrator shall, from time to time, at its discretion and without approval of the stockholders, designate those employees of the Company or any Affiliate to whom Awards, including Incentive Stock Options, shall be granted under this Plan. The Administrator may grant additional Awards, including Incentive Stock Options, under this Plan to some or all Participants then holding Awards, or may grant Awards solely or partially to new Participants. In designating Participants, the Administrator shall also determine the number of shares to be optioned or awarded to each such Participant and the performance criteria applicable to each Performance Award. The Administrator may from time to time designate individuals as being ineligible to participate in the Plan.
SECTION 6.
STOCK
The Stock to be awarded or optioned under this Plan shall consist of authorized but unissued or reacquired shares of Stock. Subject to Section 14 of this Plan, the maximum aggregate number of shares of Stock that may be issued in respect of Awards under the Plan is Two Million Two Hundred Thousand (2,200,000); provided, however, that all shares of Stock that may be issued under the Plan shall constitute the maximum aggregate number of shares of Stock that may be issued through Incentive Stock Options.

To the extent that shares of Stock subject to an outstanding Award are not issued by reason of the forfeiture, termination, surrender, cancellation or expiration of such Award, or by reason of being settled in cash in lieu of shares of Stock, then such shares of Stock shall be available for re-issuance under the Plan. If Stock Appreciation Rights are granted, the full number of shares of Stock subject to the Stock Appreciation Rights shall be considered issued under the Plan, without regard to the number of shares of Stock issued upon exercise of the Stock Appreciation Rights. Shares tendered, surrendered or otherwise used in payment of the exercise price of an Option shall not be available for re-issuance under the Plan. Shares of Stock withheld or surrendered for payment of taxes with respect to Awards shall not be available for re-issuance under the Plan. For the avoidance of doubt, if shares of Stock are repurchased by the Company on the open market with the proceeds of the exercise price of Options, such shares of Stock may not again be made available for issuance under the Plan.
In addition to the aggregate Stock limit above, subject to Section 14 of the Plan, the following annual limits will apply under the Plan:
(a)    In no event shall a Participant be granted Options or Stock Appreciation Rights during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Stock, subject to adjustment as provided in Section 14; provided, however, that a share of Stock subject to a Stock Appreciation Right that is granted in tandem with an Option shall count as one share against this limitation.
(b)    In no event shall a Participant be granted Restricted Stock Awards or, to the extent payable in or measured by the value of shares of Stock, Restricted Stock Unit Awards during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Stock, subject to adjustment as provided in Section 14.
(c)    To the extent payable in or measured by the value of shares of Stock, in no event shall a Participant be granted Performance Awards during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Stock, subject to adjustment as provided in Section 14.
(d)    The maximum aggregate grant date value of shares of Stock subject to Awards granted to any director who is not an employee of the Company (a “Non-Employee Director”) during any fiscal year for services rendered as a Non-Employee Director, taken together with any cash fees earned by such Non-Employee Director for services rendered as a Non-Employee Director during the fiscal year, shall not exceed $350,000. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.
SECTION 7.
DURATION OF PLAN
Incentive stock options may be granted pursuant to the Plan from time to time during a period of ten (10) years from the Effective Date. Other Awards may be granted pursuant to the Plan from time to time after the Effective Date and until the Plan is discontinued or terminated by the Administrator.
SECTION 8.
PAYMENT
Participants may pay for shares upon exercise of Options granted pursuant to this Plan (i) in cash, or with a personal check or certified check, (ii) by the transfer from the Participant to the Company of previously acquired shares of Stock, (iii) through the withholding of shares of Stock from the number of shares otherwise issuable upon the exercise of the Option (e.g., a net share settlement), (iv) through broker-assisted cashless exercise, or (v) by a combination thereof. Any stock tendered as part of such payment shall be valued at such stock’s then-current Fair Market Value. In the event the Optionee elects to pay the exercise price in whole or in part with previously acquired shares of Stock or through a net share settlement, the Fair Market Value of the shares of Stock delivered or withheld shall equal the total exercise price for the shares being purchased in such manner. The Administrator may, in its sole discretion, limit the forms of payment available to the Participant and may exercise such discretion any time prior to the termination of the Option granted to the Participant or upon any exercise of the Option by the Participant. “Previously acquired shares of Stock” means shares of the Company’s Stock which the Participant has owned for at least six (6) months prior to the exercise of the Option, or for such other period of time, if any, as may be required by generally accepted accounting principles.
With respect to payment in the form of Stock, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, if applicable.

SECTION 9.
TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS
Each Incentive Stock Option granted pursuant to this Section 9 shall be evidenced by a written Incentive Stock Option agreement (the “ISO Option Agreement”). The ISO Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each ISO Option Agreement shall comply with and be subject to the following terms and conditions:
(a)    Number of Shares and Option Exercise Price. The ISO Option Agreement shall state the total number of shares covered by the Incentive Stock Option. Except as permitted by Code Section 424(a), or any successor provision, the option exercise price per share shall not be less than one hundred percent (100%) of the per share Fair Market Value of the Stock on the date the Administrator grants the Option; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the option exercise price per share of an Incentive Stock Option granted to such Participant shall not be less than one hundred ten percent (110%) of the per share Fair Market Value of the Company’s Stock on the date of the grant of the Option. The Administrator shall have full authority and discretion in establishing the option exercise price and shall be fully protected in so doing.
(b)    Term and Exercisability of Incentive Stock Option. The term during which any Incentive Stock Option granted under the Plan may be exercised shall be established in each case by the Administrator. Except as permitted by Code Section 424(a), in no event shall any Incentive Stock Option be exercisable during a term of more than ten (10) years after the date on which it is granted; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the Incentive Stock Option granted to such Participant shall be exercisable during a term of not more than five (5) years after the date on which it is granted.
The ISO Option Agreement shall state when the Incentive Stock Option becomes exercisable and shall also state the maximum term during which the Option may be exercised. In the event an Incentive Stock Option is exercisable immediately, the manner of exercise of the Option in the event it is not exercised in full immediately shall be specified in the ISO Option Agreement. The Administrator may accelerate the exercisability of any Incentive Stock Option granted hereunder which is not immediately exercisable as of the date of grant.
(c)    Nontransferability. No Incentive Stock Option shall be transferable, in whole or in part, by the Participant other than by will or by the laws of descent and distribution. During the Participant’s lifetime, the Incentive Stock Option may be exercised only by the Participant. If the Participant shall attempt any transfer of any Incentive Stock Option granted under the Plan during the Participant’s lifetime, such transfer shall be void and the Incentive Stock Option, to the extent not fully exercised, shall terminate.
(d)    No Rights as Stockholder. A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by an Incentive Stock Option until the date of the issuance of stock subject to such Award upon exercise, as evidenced by a stock certificate or as reflected in the books and records of the Company or its designated agent (i.e., a “book entry”). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock is actually issued (except as otherwise provided in Section 14 of the Plan), as evidenced in either certificated or book entry form.
(e)    Withholding. The Company or any Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of an Incentive Stock Option or a “disqualifying disposition” of shares acquired through the exercise of an Incentive Stock Option as defined in Code Section 421(b). In the event the Participant is required under the ISO Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by delivering shares of the Stock or by electing to have the Company withhold shares of Stock otherwise issuable to the Participant as a result of the exercise of the Incentive Stock Option. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise or disqualifying disposition. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s election to have shares withheld for this purpose shall be made on or before the later of (i) the date the Incentive Stock Option is exercised or the date of the disqualifying disposition, as the case may be, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.
(f)    Vesting Limitation. Notwithstanding any other provision of the Plan, the aggregate Fair Market Value (determined as of the date an Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other “Incentive Stock Option” plans of the Company or any Affiliate shall not exceed $100,000 (or such other amount as may be prescribed by the Code from time to time); provided, however, that if the exercisability or vesting of an Incentive Stock Option is accelerated as permitted under the provisions of the Plan and such acceleration would result in a violation of the limit imposed by this Section 9(f), such acceleration shall be of full force and effect but the number of shares of Stock that exceed such limit shall be treated as having been granted pursuant to a Nonqualified Stock Option; and provided, further, that the limits imposed by this Section 9(f) shall be applied to all outstanding Incentive Stock Options under the Plan and any other “Incentive Stock Option” plans of the Company or any Affiliate in chronological order according to the dates of grant.
(g)    Other Provisions. The ISO Option Agreement authorized under this Section 9 shall contain such other provisions as the Administrator shall deem advisable. Any such ISO Option Agreement shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary to ensure that such Option will be considered an “Incentive Stock Option” as defined in Code Section 422 or to conform to any change therein.
SECTION 10.
TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS
Each Nonqualified Stock Option granted pursuant to this Section 10 shall be evidenced by a written Nonqualified Stock Option agreement (the “NQSO Option Agreement”). The NQSO Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each NQSO Option Agreement shall comply with and be subject to the following terms and conditions:
(a)    Number of Shares and Option Exercise Price. The NQSO Option Agreement shall state the total number of shares covered by the Nonqualified Stock Option. Unless otherwise determined by the Administrator, the option exercise price per share shall be one hundred percent (100%) of the per share Fair Market Value of the Stock on the date the Administrator grants the Option.
(b)    Term and Exercisability of Nonqualified Stock Option. The term during which any Nonqualified Stock Option granted under the Plan may be exercised shall be established in each case by the Administrator. The NQSO Option Agreement shall state when the Nonqualified Stock Option becomes exercisable and shall also state the maximum term during which the Option may be exercised. In the event a Nonqualified Stock Option is exercisable immediately, the manner of exercise of the Option in the event it is not exercised in full immediately shall be specified in the NQSO Option Agreement. The Administrator may accelerate the exercisability of any Nonqualified Stock Option granted hereunder which is not immediately exercisable as of the date of grant.
(c)    Transferability. A Nonqualified Stock Option shall be transferable, in whole or in part, by the Participant by will or by the laws of descent and distribution. In addition, the Administrator may, in its sole discretion, permit the Participant to transfer any or all Nonqualified Stock Options to any member of the Participant’s “immediate family” as such term is defined in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision, or to one or more trusts whose beneficiaries are members of such Participant’s “immediate family” or partnerships in which such family members are the only partners; provided, however, that the Participant cannot receive any consideration for the transfer and such transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to such Nonqualified Stock Option immediately prior to its transfer.
(d)    No Rights as Stockholder. A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by a Nonqualified Stock Option until the date of the issuance of stock as evidenced by a stock certificate or as reflected in book entry form. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock is actually issued (except as otherwise provided in Section 14 of the Plan), as evidenced in either certificated or book entry form.
(e)    Withholding. The Company or any Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of a Nonqualified Stock Option. In the event the Participant is required under the NQSO Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by delivering shares of the Company’s Stock or by electing to have the Company withhold shares of Stock otherwise issuable to the Participant as a result of the exercise of the Nonqualified Stock Option. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s election to deliver shares or to have shares withheld for this purpose shall be made on or before the later of (i) the date the Nonqualified Stock Option is exercised, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.
(f)    Other Provisions. The NQSO Option Agreement authorized under this Section 10 shall contain such other provisions as the Administrator shall deem advisable.
SECTION 11.
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS
Each Restricted Stock Award or Restricted Stock Unit Award granted pursuant to the Plan shall be evidenced by a written restricted stock or restricted stock unit agreement (the “Restricted Stock Agreement” or “Restricted Stock Unit Agreement,” as the case may be). The Restricted Stock Agreement or Restricted Stock Unit Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Restricted Stock Agreement or Restricted Stock Unit Agreement shall comply with and be subject to the following terms and conditions:
(a)    Number of Shares. The Restricted Stock Agreement or Restricted Stock Unit Agreement shall state the total number of shares of Stock covered by the Restricted Stock Award or Restricted Stock Unit Award.
(b)    Risks of Forfeiture. The Restricted Stock Agreement or Restricted Stock Unit Agreement shall set forth the risks of forfeiture, if any, including risks of forfeiture based on Performance Objectives, which shall apply to the shares of Stock covered by the Restricted Stock Award or Restricted Stock Unit Award, and shall specify the manner in which such risks of forfeiture shall lapse. The Administrator may, in its sole discretion, modify the manner in which such risks of forfeiture shall lapse but only with respect to those shares of Stock which are restricted as of the effective date of the modification.
(c)    Issuance of Shares; Rights as Stockholder.

(i)
With respect to a Restricted Stock Award, the Company shall cause to be issued shares in the Participant’s name as evidenced by a stock certificate or as reflected in book entry form, provided, that the Company shall place a legend or restriction on such shares describing the risks of forfeiture and other transfer restrictions set forth in the Participant’s Restricted Stock Agreement. Until the risks of forfeiture have lapsed or the shares subject to such Restricted Stock Award have been forfeited, the Participant shall be entitled to vote the shares of Stock, but, except as provided in this paragraph (i) regarding dividends, the Participant shall not have any other rights as a stockholder with respect to such shares. Except as provided otherwise by the Administrator, Participants holding Restricted Stock Awards shall be entitled to receive all dividends and other distributions paid with respect to the shares of Stock underlying the Restricted Stock Awards. Cash dividends with respect to Restricted Stock Awards that are subject to risk of forfeiture restrictions will be credited to a book-entry account and paid to the Participant only when the risk of forfeiture applicable to such Restricted Stock Award has lapsed. Except as provided otherwise under Article 14, dividends payable in shares of Stock shall be subject to the same risk of forfeiture restrictions as the underlying Restricted Stock Award. If any Restricted Stock Awards are forfeited, the Participant shall have no right to dividends or other distributions with respect to such Restricted Stock Award.

(ii)
With respect to a Restricted Stock Unit Award, as the risks of forfeiture on the restricted stock units lapse, the Participant shall be entitled to payment of the Restricted Stock Units. The Administrator may, in its sole discretion, pay Restricted Stock Units in cash, shares of Stock or any combination thereof. If payment is made in shares of Stock, the Administrator shall cause to be issued Stock in the Participant’s name and shall deliver such Stock to the Participant in satisfaction of such restricted stock units. Until the risks of forfeiture on the restricted stock units have lapsed, the

Participant shall not be entitled to vote any shares of stock which may be acquired through the restricted stock units, shall not receive any dividends attributable to such shares, and shall not have any other rights as a stockholder with respect to such shares.
(d)    Withholding Taxes. The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Restricted Stock Award or Restricted Stock Unit Award. In the event the Participant is required under the Restricted Stock Agreement or Restricted Stock Unit Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, require the Participant to satisfy such obligations, in whole or in part, by delivering shares of Stock, including shares of Stock received pursuant to the Restricted Stock Award or Restricted Stock Unit Award on which the risks of forfeiture have lapsed. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the lapsing of the risks of forfeiture on such restricted stock or restricted stock unit. In no event may the Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s election to deliver shares of Stock for this purpose shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.
(e)    Nontransferability. No Restricted Stock Award or Restricted Stock Unit Award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution, prior to the date the risks of forfeiture described in the Restricted Stock Agreement or Restricted Stock Unit Agreement have lapsed. If the Participant shall attempt any transfer of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan prior to such date, such transfer shall be void and the Restricted Stock Award or Restricted Stock Unit Award shall terminate.
(f)    Other Provisions. The Restricted Stock Agreement or Restricted Stock Unit Agreement authorized under this Section 11 shall contain such other provisions as the Administrator shall deem advisable.
SECTION 12.
PERFORMANCE AWARDS
Each Performance Award granted pursuant to this Section 12 shall be evidenced by a written performance award agreement (the “Performance Award Agreement”). The Performance Award Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Performance Award Agreement shall comply with and be subject to the following terms and conditions:
(a)    Awards. Performance Awards in the form of Performance Units or Performance Shares may be granted to any Participant in the Plan. Performance Units shall consist of monetary awards which may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period. Performance Shares shall consist of shares of Stock or other Awards denominated in shares of Stock that may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period.
(b)    Performance Objectives, Performance Period and Payment. The Performance Award Agreement shall set forth:

(i)	the number of Performance Units or Performance Shares subject to the Performance Award, and the dollar value of each Performance Unit;

(ii)	one or more Performance Objectives established by the Administrator;

(iii)	the Performance Period over which Performance Units or Performance Shares may be earned or may become vested;

(iv)	the extent to which partial achievement of the Performance Objectives may result in a payment or vesting of the Performance Award, as determined by the Administrator; and

(v)
the date upon which payment of Performance Units will be made or Performance Shares will be issued, as the case may be, and the extent to which such payment or the receipt of such Performance Shares may be deferred.

(c)    Withholding Taxes. The Company or its Affiliates shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Performance Award. In the event the Participant is required under the Performance Award Agreement to pay the Company or its Affiliates, or make arrangements satisfactory to the Company or its Affiliates respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligations, in whole or in part, by delivering shares of Stock, including shares of Stock received pursuant to the Performance Award. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes. In no event may the Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s election to deliver shares of Stock for this purpose shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.
(d)    Nontransferability. No Performance Award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of any Performance Award granted under the Plan, such transfer shall be void and the Performance Award shall terminate.
(e)    No Rights as Stockholder. A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by a Performance Award until the date of the issuance of stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock is actually issued (except as otherwise provided in Section 14 of the Plan).
(f)    Other Provisions. The Performance Award Agreement authorized under this Section 12 shall contain such other provisions as the Administrator shall deem advisable.
SECTION 13.
STOCK APPRECIATION RIGHTS
Each Stock Appreciation Right granted pursuant to this Section 13 shall be evidenced by a written stock appreciation right agreement (the “Stock Appreciation Right Agreement”). The Stock Appreciation Right Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Stock Appreciation Right Agreement shall comply with and be subject to the following terms and conditions:
(a)    Awards. A Stock Appreciation Right shall entitle the Participant to receive, upon exercise, cash, shares of Stock, or any combination thereof, having a value equal to the excess of (i) the Fair Market Value of a specified number of shares of Stock on the date of such exercise, over (ii) a specified exercise price. Unless otherwise determined by the Administrator, the specified exercise price shall not be less than 100% of the Fair Market Value of such shares of Stock on the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted independent of or in tandem with a previously or contemporaneously granted Option.
(b)    Term and Exercisability. The term during which any Stock Appreciation Right granted under the Plan may be exercised shall be established in each case by the Administrator. The Stock Appreciation Right Agreement shall state when the Stock Appreciation Right becomes exercisable and shall also state the maximum term during which such Stock Appreciation Right may be exercised. In the event a Stock Appreciation Right is exercisable immediately, the manner of exercise of such Stock Appreciation Right in the event it is not exercised in full immediately shall be specified in the Stock Appreciation Right Agreement. The Administrator may accelerate the exercisability of any Stock Appreciation Right granted hereunder which is not immediately exercisable as of the date of grant. If a Stock Appreciation Right is granted in tandem with an Option, the Stock Appreciation Right Agreement shall set forth the extent to which the exercise of all or a portion of the Stock Appreciation Right shall cancel a corresponding portion of the Option, and the extent to which the exercise of all or a portion of the Option shall cancel a corresponding portion of the Stock Appreciation Right.
(c)    Withholding Taxes. The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Stock Appreciation Right. In the event the Participant is required under the Stock

Appreciation Right to pay the Company or its Affiliate, or make arrangements satisfactory to the Company or its Affiliate respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by delivering shares of the Company’s Stock or by electing to have the Company withhold shares of Stock otherwise issuable to the Participant as a result of the exercise of the Stock Appreciation Right. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s election to deliver shares or to have shares withheld for this purpose shall be made on or before the later of (i) the date the Stock Appreciation Right is exercised, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.
(d)    Nontransferability. No Stock Appreciation Right shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of any Stock Appreciation Right granted under the Plan, such transfer shall be void and the Stock Appreciation Right shall terminate.
(e)    No Rights as Stockholder. A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by a Stock Appreciation Right until the date of the issuance of stock evidencing such shares, as evidenced by a stock certificate or as reflected in book entry form. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock is actually issued (except as otherwise provided in Section 14 of the Plan), as evidenced in either certificated or book entry form.
(f)    Other Provisions. The Stock Appreciation Right Agreement authorized under this Section 13 shall contain such other provisions as the Administrator shall deem advisable, including but not limited to any restrictions on the exercise of the Stock Appreciation Right which may be necessary to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
SECTION 14.
ADJUSTMENTS UPON CHANGES IN STOCK
In the event of any dividend or other distribution (whether in the form of cash, shares of Stock, or other property, but excluding regular, quarterly cash dividends), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, amalgamation, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of shares of Stock or other securities of the Company or other rights to purchase shares of Stock or other securities of the Company, or other similar corporate transactions or events that affects the shares of Stock, provided that any such transaction or event referred to heretofore does not involve the receipt of consideration by the Company, the Administrator may, in its sole discretion, in such manner as it deems equitable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust (a) the number and type of shares of Stock (or other securities or property) with respect to which Awards may be granted under the Plan, (b) the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price with respect to any applicable Award or, the measure to be used to determine the amount of the benefit payable on an Award, (d) the number and kind of outstanding Restricted Stock Awards or relating to any other outstanding Award in connection with which shares of Stock are issued or otherwise subject, (e) the number of shares of Stock with respect to which Awards may be granted to a Participant as set forth in Sections 6(a), 6(b) and 6(c) hereof and the number of shares of Stock reserved for issuance pursuant to Section 6 hereof, (f) the number and type of shares of Stock (or other securities or property) as to which Awards may be settled and (g) any other adjustments that the Administrator determines to be equitable. Additional shares that may become covered by the Award pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.
The Administrator may restrict the rights of, or the applicability of, this Section 14 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, as amended, the Internal Revenue Code or any other applicable law or regulation. The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 15.
EFFECT OF A CHANGE OF CONTROL
Notwithstanding any other provision of this Plan to the contrary, the provisions of this Section 15 shall apply in the event of a Change of Control.
(a)    Awards Assumed by Successor. Upon the occurrence of a Change of Control, (1) if the Company is the surviving entity in the Change of Control and an Award continues to be outstanding and in effect or (2) if Company is not the surviving entity in the Change of Control and an Award is Assumed (as defined in subsection (b) below) by the successor person or entity effecting the Change of Control, then such Award shall vest and be exercisable in accordance with the terms of the original grant, unless during the two year period commencing on the date of the Change of Control:

(i)	a Participant’s service is involuntarily terminated for reasons other than for Cause; or

(ii)	a Participant who is an employee terminates his or her employment for Good Reason.
If clause (a)(i) or (ii) applies, the Award shall become fully vested and exercisable, if applicable, and any restrictions that apply to the Award shall lapse, and any Award subject to a Performance Objective shall be deemed to be satisfied based on actual performance through the date of the Participant’s termination if such performance is determinable in the judgement of the Administrator, and based on target level performance if actual performance is not determinable. Notwithstanding the foregoing, with respect to any Award that is subject to Internal Revenue Code Section 409A, if the Change of Control is not also a “change in control event” within the meaning of Internal Revenue Section 409A, the payment shall be made on the date payment would have been made had the Participant’s termination of service not occurred. For purposes of this Section 15(a), a Participant’s termination of employment for Good Reason shall not be considered to be for Good Reason unless:

(i)
the Participant has provided the Company with a written notice of his or her intent to terminate employment for Good Reason within sixty (60) days of the Participant becoming aware of the circumstances giving rise to Good Reason; and

(ii)	the Participant allows the Company thirty (30) days to remedy such circumstances to the extent curable.
(b)    Assumed Awards Defined. For purposes of this Section 15, an Award shall be considered assumed (“Assumed”) if each of the following conditions are met:

(i)
Options and Stock Appreciation Rights are converted into a replacement Award in a manner that complies with Internal Revenue Code Section 409A and, in the case of an Incentive Stock Option, Internal Revenue Code Section 424;

(ii)
Restricted Stock Unit Awards, Restricted Stock Awards and Performance Awards are converted into a replacement Award covering (1) a number of shares of stock of the entity effecting the Change of Control (or a successor or parent corporation), as determined in a manner substantially similar to the treatment of an equal number of shares of Stock covered by the Award; provided that to the extent that any portion of the consideration received by holders of shares of Stock in the Change of Control transaction is not in the form of the common stock of such entity (or a successor or parent corporation), the number of shares covered by the replacement Award shall be based on the average of the high and low selling prices of the common stock of such entity (or a successor or parent corporation) on the established stock exchange on the trading day immediately preceding the date of the Change of Control or (2) an amount of cash consideration, as applicable, based upon the terms of the original Award;

(iii)
the replacement Award contains provisions for scheduled vesting, treatment on the Participant’s termination from employment or directorship, as applicable (including the definitions of “Cause” and “Good Reason”), and, if applicable, Performance Objectives and associated target levels and payout factors that are no less favorable to the Participant than the underlying Award being replaced, and all other terms of the replacement Award (other than the security and number of shares represented by the replacement Award) are substantially similar to the underlying Award; and

(iv)
if the replacement Award is to be settled in shares of stock, the security represented by the replacement Award is of a class of stock that is publicly held and widely traded on an established stock exchange.

(c)    Awards not Assumed by Successor.

(i)
Upon the occurrence of a Change of Control, if Company is not the surviving entity in the Change of Control and an Award is not Assumed by successor person or entity effecting the Change of Control, then such Award shall become fully vested and exercisable on the date of the Change of Control, any restrictions that apply to such Award shall lapse, and any Performance Objectives applicable to such Award shall be deemed to be satisfied based on actual performance through the date of the Change of Control if such performance is determinable in the judgement of the Administrator, and based on target level performance if actual performance is not determinable. Payment with respect to such Awards shall be made as follows:

(1)
For each Option and Stock Appreciation Right, the Participant shall receive a payment equal to the difference between the consideration (consisting of cash or other property, including securities of a successor or parent corporation) received by holders of shares of Stock in the Change of Control transaction and the exercise price of the applicable Option or Stock Appreciation Right, if such difference is positive. Such payment shall be made in the same form as the consideration received by holders of shares of Stock. Any Options or Stock Appreciation Rights with an exercise price that is higher than the per share consideration received by holders of shares of Stock in connection with the Change of Control shall be cancelled for no additional consideration.

(2)
For each Restricted Stock Award, Restricted Stock Unit Award, or Performance Share Award, the Participant shall receive the consideration (consisting of cash or other property, including securities of a successor or parent corporation) that such Participant would have received in the Change of Control transaction had he or she been, immediately prior to such transaction, a holder of the number of shares of Stock equal to the number of Shares covered by the Restricted Stock Award, Restricted Stock Unit Award, or Performance Share Award (based on actual performance through the date of the Change of Control if such performance is determinable in the judgement of the Administrator, and based on target level performance if actual performance is not determinable).

(3)
For each Performance Unit Award, the Participant shall receive an amount in cash based on actual performance under the Performance Objective set forth in the Performance Unit Award through the date of the Change of Control if such performance is determinable in the judgement of the Administrator, and based on target level performance if such actual performance is not determinable.

(ii)
The payments contemplated by clauses (c)(i)(1), (c)(i)(2) and (c)(i)(3) of this Section 15(c) shall be made upon or as soon as practicable following the Change of Control, provided, however, that with respect to any Award that is subject to Internal Revenue Code Section 409A, if the Change of Control is not also a “change in control event” within the meaning of Internal Revenue Code Section 409A, the payment shall be made on the date payment would have been made had the Change of Control not occurred.

SECTION 16.
INVESTMENT PURPOSE
No shares of Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company’s counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Stock to Participant, the Administrator may require Participant to (i) represent that the shares of Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (ii) represent that Participant shall not dispose of the shares of Stock in violation of the Securities Act of 1933 or any other applicable securities laws.
As a further condition to the grant of any Option or the issuance of Stock to Participant, Participant agrees to the following:
(a)    In the event the Company advises Participant that it plans an underwritten public offering of its Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain stockholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the Stock underlying Awards, Participant will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any Option granted to Participant pursuant to the Plan or any of the underlying shares of Stock without the prior written consent of the underwriter(s) or its representative(s).
(b)    In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Board shall have the right (i) to accelerate the exercisability of any Option and the date on which such Option must be exercised, provided that the Company gives Participant prior written notice of such acceleration, and (ii) to cancel any Options or portions thereof which Participant does not exercise prior to or contemporaneously with such public offering.
(c)    In the event of a Change of Control, Participant will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Participant is an “affiliate” (as defined in such applicable legal and accounting principles) at the time of the Change of Control, and Participant will execute any documents necessary to ensure compliance with such rules.
The Company reserves the right to place a legend on any stock certificate (or a notation on any book entry shares permitted by the Administrator) issued in connection with an Award pursuant to the Plan to assure compliance with this Section 16.
The Company shall not be required to register or maintain the registration of the Plan, any Award, or any Stock issued or issuable pursuant to the Plan under the Securities Act of 1933 or any other applicable securities laws. If the Company is unable to obtain the authority that the Company or its counsel deems necessary for the lawful issuance and sale of Stock under the Plan, the Company shall not be liable for the failure to issue and sell Stock upon the exercise, vesting, or lapse of risk of forfeiture of an Award unless and until such authority is obtained. A Participant shall not be eligible for the grant of an Award or the issuance of Stock pursuant to an Award if such grant or issuance would violate any applicable securities law.
SECTION 17.
NONTRANSFERABILITY
(a)    In General. Except as expressly provided in the Plan or an Award agreement, no Award shall be transferable by the Participant, in whole or in part, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of any Award, such transfer shall be void and the Award shall terminate.
(b)    [Reserved].
(c)    Beneficiary Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of such Participant’s death before receipt of any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Administrator, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
(d)    Hedging and Pledging. Participants may not enter into hedging or monetization contracts or enter into pledge arrangements with respect to any Award or any Stock to be granted pursuant to an Award.

SECTION 18.
NO AUTHORITY TO REPRICE
Except in connection with a corporate transaction involving the Company that it subject to the provisions of Section 14, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.
SECTION 19.
AMENDMENT TO THE PLAN
The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 14, shall impair the terms and conditions of any Award which is outstanding on the date of such revision or amendment to the material detriment of the Participant without the consent of the Participant. Notwithstanding the foregoing, no such revision or amendment shall (i) materially increase the number of shares subject to the Plan except as provided in Section 14 hereof, (ii) change the designation of the class of employees eligible to receive Awards, (iii) decrease the price at which Options may be granted, or (iv) materially increase the benefits accruing to Participants under the Plan without the approval of the stockholders of the Company if such approval is required for compliance with the requirements of any applicable law or regulation. Furthermore, the Plan may not, without the approval of the stockholders, be amended in any manner that will cause Incentive Stock Options to fail to meet the requirements of Code Section 422. Notwithstanding anything in the Plan to the contrary, the Board may amend this Plan to the extent necessary or desirable to comply with the requirements of Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.
To the extent applicable, the Plan and all Awards shall be interpreted to be exempt from or comply with the requirements of Code Section 409A and, if applicable, to comply with Code Section 422, in each case including the regulations, notices, and other guidance of general applicability issued thereunder. Furthermore, notwithstanding anything in the Plan or any
Award agreement to the contrary, the Board may amend the Plan or an Award agreement to the extent necessary or desirable to comply with such requirements without the consent of the Participant.
SECTION 20.
RIGHTS AND OBLIGATIONS ASSOCIATED WITH AWARDS
(a)    No Obligation to Exercise. The granting of an Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise such Option or Stock Appreciation Right.
(b)    No Employment or Other Service Rights. The granting of an Award hereunder shall not impose upon the Company or any Affiliate any obligation to retain the Participant in its employ or service for any period.
(c)    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any particular assets of the Company or any Affiliate by reason of the right to receive a benefit under the terms of the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or any Affiliate and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive shares of Stock or payments from the Company or any Affiliate under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or any Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or any Affiliate, as the case may be. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the shares of Stock or make payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
(d)    Recoupment Policies. All Awards under the Plan shall be subject to any applicable clawback, recoupment, recovery or other forfeiture policies that may be implemented by the Board from time to time. By accepting an Award, the Participant is agreeing to be bound by any such clawback, recoupment, recovery or other forfeiture policies, as in effect or as may be adopted or modified from time to time by the Company in its discretion.

SECTION 21.
MISCELLANEOUS
(a)    Issuance of Shares. The Company is not required to issue or remove restrictions on shares of Stock granted pursuant to the Plan until the Administrator determines that: (i) all conditions of the Award have been satisfied, (ii) all legal matters in connection with the issuance have been satisfied, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator may consider appropriate, in its sole discretion, to satisfy the requirements of any applicable law or regulation.
(b)    Choice of Law. The law of the state of Delaware shall govern all questions concerning the construction, validity, and interpretation of this Plan, without regard to that state’s conflict of laws rules.
(c)    Severability. In the event that any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(d)    No Duty to Notify. Neither the Company nor any Affiliate shall have any duty or obligation to any Participant to advise such Participant as to the time and manner of exercising an Award or as to the pending termination or expiration of such Award. In addition, neither the Company nor any Affiliate has any duty or obligation to minimize the tax consequences of an Award to the Participant.
(e)    Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). In addition, the Company intends any transaction by which a Participant sells shares of Stock issued in respect of the vesting or exercise of any Award granted hereunder for the purpose of settling any withholding tax liability of such Participant (commonly referred to as a “net settlement”, “net exercise”, “sell to cover” or “broker-assisted cashless exercise” transaction) that would otherwise be subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, shall be exempt from Section 16 pursuant to an applicable exemption. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Securities Exchange Act of 1934.
(f)    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.
(g)    Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Administrator, in its discretion, shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Stock, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/03/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/03/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Tony Christianson 02) Christine Hamilton

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000462005_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com

TITAN MACHINERY INC.
Annual Meeting of Shareholders
June 4, 2020 8:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) David J. Meyer and Mark Kalvoda, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TITAN MACHINERY INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, CDT on June 4, 2020, at the Crowne Plaza Hotel, 3131 Campus Drive, Plymouth, MN 55441, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000462005_2 R1.0.1.18

Continued and to be signed on reverse side

QuickLinks
INTRODUCTION
GENERAL INFORMATION
OUTSTANDING SHARES AND VOTING RIGHTS
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
ELECTION OF DIRECTORS (PROPOSAL 1)
CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL 2)
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
RATIFICATION OF PUBLIC ACCOUNTING FIRM (PROPOSAL 3)
APPROVAL OF THE AMENDED AND RESTATED TITAN MACHINERY INC. 2014 EQUITY INCENTIVE PLAN (PROPOSAL 4)
OTHER BUSINESS
STOCKHOLDER PROPOSALS
FORM 10-K
APPENDIX A
PROXY CARD